SAIA, INC.,
f/k/a SCS Transportation, Inc.

$150,000,000

SENIOR NOTES

AMENDED AND RESTATED MASTER SHELF AGREEMENT

Dated as of June 26, 2009

This Agreement contains confidentiality provisions (paragraph 11S)

TABLE OF CONTENTS

(Not Part of Agreement)

Page

PURCHASER SCHEDULE

SCHEDULE 5N — MORTGAGED PROPERTIES

SCHEDULE 6B — EXISTING LIENS

SCHEDULE 6C — EXISTING INDEBTEDNESS

EXHIBIT A-1 — FORM OF SERIES A NOTE

EXHIBIT A-2 — FORM OF SERIES B NOTE

EXHIBIT A-3 — FORM OF SERIES C NOTE

EXHIBIT B — FORM OF COMPLIANCE CERTIFICATE

EXHIBIT C — FORM OF GUARANTY AGREEMENT

EXHIBIT D — FORM OF SECURITY AGREEMENT

SAIA, INC.
f/k/a SCS Transportation, Inc.
11465 Johns Creek Parkway
Johns Creek, GA 30097

7.38% Senior Notes, Series A, due December 31, 2013

6.14% Senior Notes, Series B, due December 31, 2017

6.17% Senior Notes, Series C, due December 31, 2017

Dated as of
June 26, 2009

To each of the Purchasers listed in

the attached Purchaser Schedule

Ladies and Gentlemen:

SAIA, Inc., formerly known as SCS Transportation, Inc. (the “Company”), is a party with each of the parties listed in the attached Purchaser Schedule (collectively, the “Purchasers”) to a certain Master Shelf Agreement, dated as of September 20, 2002 (as amended, modified or supplemented to date, the “Original Note Agreement”), pursuant to which the Company issued to the Purchasers, and the Purchasers purchased from the Company, the Notes (as defined below). Capitalized terms used in this Preamble and not defined herein shall have the meanings assigned to them in paragraph 10.

The Company has requested that the Purchasers consent to certain amendments and modifications to the Original Note Agreement. For purposes of convenience, the parties have agreed to effect such modifications to the Original Note Agreement by amending and restating the Original Note Agreement in its entirety as hereinafter set forth upon and subject to the terms hereof; the amendments and restatements are not intended to be, and shall not be deemed or construed as, a repayment or novation of the indebtedness outstanding pursuant to the Original Note Agreement or the Notes.

In consideration of the foregoing, the Company agrees with the Purchasers that the Original Note Agreement is amended and restated as follows:

1. AUTHORIZATION OF ISSUE OF NOTES. Pursuant to the Original Note Agreement, the Company has authorized the issue and sale of, and has sold to, the Purchasers, all as reflected on the Purchaser Schedule attached hereto, (i) $100,000,000 aggregate principal amount of its 7.38% Senior Notes, Series A, due December 31, 2013, which notes are outstanding on the date hereof (collectively, the “Series A Notes”), (ii) $25,000,000 aggregate principal amount of its 6.14% Senior Notes, Series B, due December 31, 2017, which notes are outstanding on the date hereof (collectively, the “Series B Notes”) and (ii) $25,000,000 aggregate principal amount of its 6.17% Senior Notes, Series C, due December 31, 2017, which notes are outstanding on the date hereof (collectively, the “Series C Notes”, and together with the Series A Notes and the Series B Notes, the “Notes”). The Series A Notes are substantially in the form of Exhibit A-1, the Series B Notes are substantially in the form of Exhibit A-2, and the Series C Notes are substantially in the form of Exhibit A-3, in each case with such changes therefrom, if any, as may have been or, in the case of the issuance of any notes in substitution therefore pursuant to paragraph 11C of this Agreement may hereafter be, approved by the Company and the requisite holders of the Notes. The term “Notes” as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, and (vi) the same original date of issuance are herein called a “Series” of Notes. Capitalized terms used herein have the meanings specified in paragraph 10.

2. PURCHASE AND SALE OF NOTES.

2A. Sale and Purchase of Notes. Prior to the Effective Date, the Company issued and sold to the Purchasers and the Purchasers purchased from the Company the Notes in the respective principal amounts specified opposite the name of each Purchaser in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof.

2B. Reserve Event Periods.

(i) If pursuant to generally applicable insurance regulations for U.S. life and health insurance companies, the risk based capital reserve requirement (the “Risk Based Capital Factor”) attributable to any Series of Notes on the Effective Date shall at any time after such date increase such that the holders of a majority of the principal amount of Notes of such Series are required by such insurance regulations to increase the amount of reserves with respect to such Notes above the amount of reserves required as of the Effective Date (an “RBC Increase”), then the per annum interest rate on the outstanding Notes of such Series (including any Default Rate) shall increase by 150 basis points (1.50%) (the “Incremental Interest”) commencing on the date of the event giving rise to the RBC Increase.

(ii) Once Incremental Interest begins to accrue pursuant to paragraph 2B(i) on a Series of Notes, if the Risk Based Capital Factor attributable to such Series of Notes at any time thereafter decreases to its original level prevailing on the Effective Date (an “RBC Decrease”), such Incremental Interest shall cease to accrue on such Series of Notes as of the date of the event giving rise to the RBC Decrease. If at any time thereafter an RBC Increase occurs on such Series of Notes, the provisions of paragraph 2B(i) shall again apply.

(iii) Each holder of a Note agrees that if it has actual knowledge of an RBC Increase or RBC Decrease for any Series of Notes held by such holder, it will provide prompt written notice thereof to Company. Within ten (10) Business Days following the earlier to occur of: (x) the date the Company receives the foregoing written notice from a holder of a Note; and (y) the date an Authorized Officer becomes aware of an RBC Increase or RBC Decrease for a Series of Notes, the Company shall give written notice thereof to each holder of the outstanding Notes of such Series. The failure to provide any such notice shall not affect the rights of obligations of the Company or any such holder of Notes hereunder, nor shall any such failure shorten or extend the period during which Incremental Interest shall accrue pursuant to paragraphs 2B(i) and 2B(ii).

2C. Guaranties and Collateral. The performance and payment of the Company hereunder and under the Notes and the other Note Documents are and shall continue to be guaranteed by the Guarantors pursuant to the Guaranty Agreement. The obligations of the Credit Parties under and pursuant to the Note Documents are and shall continue to be secured by the Collateral Agreements.

3. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT.

This Agreement shall not become effective and the Original Note Agreement shall continue in full force and effect unless on or prior to the date hereof, each of the following conditions has been fulfilled, to the satisfaction of the Purchasers:

3A. Closing Documents. The Purchasers shall have received the following, in form and substance satisfactory to the Purchasers, each dated as of the date hereof:

(1) this Agreement duly executed by the Company and the Purchasers;

(2) the Guaranty Agreement, duly executed and delivered by SMF;

(3) an Intercreditor Agreement duly executed and delivered by the Collateral Agent, Bank of Oklahoma, N.A. as administrative agent, the lenders under the Credit Agreement, the Purchasers and the Credit Parties;

(4) the Security Agreement duly executed by the Company, STI and SMF, together with:

(a) copies of proper financing statements (as defined in the UCC) in form appropriate for filing under the UCC of all jurisdictions that the Purchasers may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement, originals of which shall be delivered to the Collateral Agent;

(b) lien, tax and judgment searches conducted on the Company and its Subsidiaries reflecting no Liens other than Excepted Liens against any of the Personal Property Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement;

(c) copies of any certificates representing the Equity Interests of the Subsidiaries of the Company, accompanied by undated stock powers executed in blank or registered in the name of such nominee or nominees as the Collateral Agent shall specify, the originals of which shall be delivered to the Collateral Agent;

(d) evidence that all other actions, recordings and filings required by the Security Agreement, or that the Purchasers may deem necessary or desirable in order to perfect or protect the Liens created under the Security Agreement, have been taken (including, without limitation, receipt of duly executed payoff letters, and UCC-3 termination statements) or will be taken promptly (and in no event later than 10 days) after the Effective Date;

(5) certified copies of the Credit Agreement (as amended and restated on the date hereof) and all related Credit Documents, duly executed by the Company, the lenders party thereto and the Bank of Oklahoma, N.A. as administrative agent, together with evidence that all conditions precedent to the Credit Documents have been satisfied and such Credit Documents are effective, which Credit Agreement shall include an approval to the terms and conditions of this Amendment and the other transactions contemplated hereby and such related matters as Purchasers shall require;

(6) (i) copies of the articles or certificate of incorporation or organization of the Company and each of its Subsidiaries, together with all amendments, certified by the appropriate governmental officer in its jurisdiction of incorporation or organization, (ii) a certificate of good standing for the Company and each of its Subsidiaries, certified by the appropriate governmental officer in its jurisdiction of incorporation or organization, (iii) copies, certified by the Secretary or Assistant Secretary of the Company and each of its Subsidiaries, of its bylaws, operating agreement or other internal governance documents, together with all amendments thereto, and (iv) copies, certified by the Secretary or Assistant Secretary of the Company and each of its Subsidiaries, of the resolutions or actions of its Board of Directors or other governing body authorizing the execution of the Note Documents to which it is a party;

(7) an incumbency certificate, executed by a Secretary or Assistant Secretary of the Company and each of its Subsidiaries, which shall identify by name and title and bear the signatures of the Authorized Officers of the Company and each of its Subsidiaries authorized to sign the Note Documents to which it is a party;

(8) favorable written opinion, addressed to the Purchasers and dated the Effective Date, of Bryan Cave LLP, counsel to the Credit Parties, covering such matters related hereto as the Purchasers may reasonably request; each of the Company and the Guarantor hereby directs such counsel to deliver such opinion, and understands and agrees that each Purchaser will and hereby is authorized to rely on such opinion;

(9) favorable written opinion from King & Spalding LLP, special counsel to the Purchasers in connection with this Amendment, covering such matters related hereto as the Purchasers may reasonably request;

(10) a certificate from an Authorized Officer of the Company dated as of the Effective Date addressed to each holder of the Notes certifying that, as of such date, each of the Company and SMF is Solvent (assuming with respect to SMF, that the fraudulent transfer savings language contained in the Guaranty Agreement applicable to SMF will be given full effect, and assuming with respect to the Company that the Guaranty Agreement and the Credit Agreement Guaranty are disregarded as obligations of SMF);

(11) evidence that all insurance required to be maintained pursuant to the Note Documents has been obtained and is in effect, together with the certificates of insurance, naming the Purchasers as additional insureds under all liability insurance policies and the Collateral Agent, on behalf of the holders of the Notes and the lenders party to the Credit Agreement, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the Property that constitutes Collateral, together with a customary lender’s loss payable endorsement naming the Collateral Agent as the loss payee on all casualty and property policies.

3B. Representations and Warranties; No Default. As of the Effective Date, the representations and warranties contained in paragraph 8 shall be true and correct and no Default or Event of Default shall have occurred and be continuing; and the Company shall have delivered to each Purchaser an Officer’s Certificate, dated the Effective Date, to both such effects.

3C. Payment of Fees. The Company shall have paid (i) to each Purchaser an amendment fee in the amount of 0.50% of the aggregate outstanding principal amount of the Notes of such Purchaser, ratably to the Purchasers, and (ii) the fees, charges and disbursements of (A) the Collateral Agent and (B) Purchasers’ special counsel in connection herewith.

3D. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

The Purchasers shall notify the Company when each of the foregoing conditions required to be to the satisfaction of the Purchasers has been satisfied (or waived pursuant to paragraph 11C).

Upon the satisfaction of the foregoing conditions and this Agreement becoming effective, each of the Notes shall, without any further action required on the part of any other Person, deemed to be automatically amended as of the date hereof by adding the following sentence at the end of the first paragraph of each Note:

“Additional interest hereon may also be required pursuant to paragraph 2B of the Agreement (as defined below).”

4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to any required prepayments set forth in such Notes as provided in paragraph 4A and with respect to the optional prepayments permitted by paragraph 4B.

4A. Required Prepayments.

(i) The Notes of each Series shall be subject to required prepayments, if any, as set forth in the Notes of such Series.

(ii) In addition, upon any permanent reduction during the Adjusted Covenant Period in the revolving credit commitments established pursuant to the Credit Agreement (other than a permanent reduction under Section 2.3.2 of the Credit Agreement resulting from a prepayment of the Notes), the Company will prepay the principal amount of the Notes in an amount equal to such permanent reduction in such revolving credit commitments, together with any accrued interest and Yield-Maintenance Amount with respect thereto. Any partial prepayment of a Note pursuant to this paragraph 4A(ii) shall be applied in satisfaction of required payments of principal for such Note on a pro rata basis.

4B. Optional Prepayment With Yield-Maintenance Amount. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal of the Notes in inverse order of their scheduled due dates unless the holders of the Notes and the Company agree to some other allocation of a prepayment, and paragraph 4A hereof and the Notes are amended to proportionately reduce the scheduled prepayments set forth in the Notes in a manner agreed to by the Company and the holders of the Notes.

4C. Notice of Optional Prepayment. The Company shall give the holder of each Note to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, specifying the aggregate principal amount of the Notes to be prepaid on such date, identifying each Note held by such holder, and the principal amount of each such Note, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

4D. Application of Prepayments. Upon any partial prepayment of the Notes of any Series pursuant to paragraph 4A(i), the amount so prepaid shall be allocated to all outstanding Notes of such Series (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) in proportion to the respective outstanding principal amounts thereof. Upon any partial prepayment of the Notes pursuant to 4A(ii) or 4B, the amount to be prepaid shall be applied pro rata to all outstanding Notes of all Series (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) according to the respective unpaid principal amounts thereof.

4E. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated installment or final maturities (other than by prepayment pursuant to paragraphs 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder.

5. AFFIRMATIVE COVENANTS. So long as any Note or other Obligation is outstanding and unpaid, the Company covenants as follows:

5A. Financial Statements; Notice of Defaults. The Company will deliver to each holder of any Notes in duplicate:

(i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year (or, if earlier, such date as the Company is required to file a Quarterly Report on Form 10-Q with the SEC), consolidating and consolidated statements of income, cash flows and shareholders’ equity of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an Authorized Officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (vi) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the SEC shall be deemed to satisfy the requirements of this clause (i) with respect to consolidated financial statements so long as such statements contained in such Quarterly Report on Form 10-Q are prepared in accordance with then current SEC and GAAP standards;

(ii) as soon as practicable and in any event within 90 days after the end of each fiscal year (or, if earlier, such date as the Company is required to file an Annual Report on Form 10-K with the SEC), consolidating and consolidated statements of income, cash flows and shareholders’ equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holders and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to scope of the audit and satisfactory in substance to the Required Holders and, as to the consolidating statements, certified by an Authorized Officer of the Company; provided, however, that delivery pursuant to clause (vi) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the SEC shall be deemed to satisfy the requirements of this clause (ii) with respect to consolidated financial statements so long as such statements contained in such Annual Report on Form 10-K are prepared in accordance with then current SEC and GAAP standards;

(iii) together with each delivery of financial statements required by clause (i) and clause (ii) above, an Officer’s Certificate in the form of Exhibit B, demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A(1), 6A(2), 6A(3), 6A(4), 6A(5), 6B(iv) and 6G hereof and stating that there exists no Default or Event of Default, or, if any Default or Event of Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto;

(iv) together with each delivery of financial statements required by clause (ii) above, a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Default or Event of Default, or, if they have obtained knowledge of any Default or Event of Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards;

(v) within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, commencing with respect to the fiscal quarter ending September 30, 2009, a borrowing base report, an accounts aging report, and an updated list of all Rolling Stock, each in the form delivered pursuant to the Credit Agreement or, if not so delivered, in a form reasonably acceptable to the Required Holders, each prepared as of the last day of the applicable quarter, and with respect to the last quarterly period in each fiscal year, within 45 days after the end of such quarterly period, a preliminary accounts aging report (which the holders of the Notes acknowledge will be subject to year-end audit adjustments) and within 90 days after the end of such quarterly period, a borrowing base report, an accounts aging report, and an updated list of all Rolling Stock, each in the form delivered pursuant to the Credit Agreement or, if not so delivered, in a form reasonably acceptable to the Required Holders, each prepared as of the last day of the applicable quarter;

(vi) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the SEC;

(vii) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

(viii) immediately after any Authorized Officer obtains knowledge of a Default or Event of Default, an Officer’s Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto;

(ix) no later than February 15 of each year, a copy of the annual operating budget of Company and its Subsidiaries for such year; and

(x) with reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as such holder may reasonably request.

5B. Information Required by Rule 144A. The Company will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

5C. Inspection of Property.

(i) The Company will permit any Person designated by the holder of any Note in writing, at such holder’s expense if no Default or Event of Default exists and at the Company’s expense if a Default or Event of Default does exist, to visit and inspect any of the Properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as the holder of any Note may reasonably request.

(ii) The Company will permit the Collateral Agent or the holders of the Notes, upon reasonable request of the Required Holders, to obtain an appraisal of each Mortgaged Property within 120 days following the Effective Date. Each appraisal shall be prepared by an MAI real estate appraiser selected by the Required Holders, shall be conducted in accordance with all applicable requirements imposed pursuant to title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA)), and shall be in form and substance satisfactory to the Required Holders in the reasonable exercise of its sole discretion. Updated appraisals of each Mortgaged Property may be requested by such holder periodically, but not more frequently than annually. The Company will pay all reasonable costs and expenses actually incurred by the holders of the Notes in connection with each appraisal if (i) an appraisal has been performed within the last 12 months for the lenders under the Credit Agreement and a copy thereof delivered to all holders of the Notes and (ii) no Default or Event of Default has occurred and is continuing.

(iii) The Company will permit the holders of the Notes, at the reasonable request of the Required Holders, through the authorized agents and representatives of such holders (who need not be employees of such holders), to conduct periodic field audits of the Company and its Subsidiaries and to review its operations, books and records, credit policies, charge-off policies, collection procedures, methodology for eligibility calculations, and other matters relating to the value and maintenance of the accounts receivable and the Company’s financial reporting. The initial field audit will be conducted within 120 days following the Effective Date and subsequent field audits will be conducted annually thereafter (or more frequently if any Default has occurred and is continuing). The Company will pay all reasonable costs and expenses actually incurred by the holders of the Notes in connection with the initial field audit and each field audit thereafter; provided, however, that prior to the occurrence of any Default or Event of Default, the Company shall not be required to pay the costs of more than one field audit per year if (i) a field audit has been performed within the last 12 months for the lenders under the Credit Agreement and a copy thereof delivered to all holders of the Notes and (ii) no Default or Event of Default has occurred and is continuing.

(iv) The Company will permit the holders of the Notes, at the reasonable request of the Required Holders, to order and obtain desktop appraisals of the Company’s Rolling Stock (meaning appraisals of limited scope whereby the appraiser estimates the value of the Rolling Stock from his or her desk based on a current listing supplied to him or her, but without conducting a physical inspection of the Rolling Stock). Each desk-top appraisal shall be conducted by a qualified appraiser selected by the Required Holders and shall set forth the appraiser’s estimate of the Net Orderly Liquidation Value of the Company’s Rolling Stock. The initial desktop appraisal will be conducted within 90 days following the Effective Date and subsequent desktop appraisals will be obtained annually thereafter. The Company will pay all reasonable costs and expenses actually incurred by the holders of the Notes or the Collateral Agent in connection with the initial desktop appraisal and each desktop appraisal thereafter; provided, however, that the Company shall not be required to pay the costs of any desktop appraisal if (i) a desktop appraisal has been performed within the last 12 months for the lenders under the Credit Agreement and a copy thereof delivered to all holders of the Notes and (ii) no Default or Event of Default has occurred and is continuing.

5D. Covenant to Secure Notes Equally. If the Company or any Subsidiary shall create or assume any Lien upon any of its Properties, whether now owned or hereafter acquired, other than (i) with respect to Indebtedness permitted under paragraph 6C, Liens affecting assets of a Person acquired by the Company or one of its Subsidiaries (which Liens must be released and the debt secured thereby extinguished within forty-five (45) days following the consummation of the Acquisition), (ii) Liens permitted by the provisions of paragraph 6B, and (iii) Liens created or assumed with the prior written consent of the Collateral Agent and the Required Holders, the Company shall make or cause to be made effective provision whereby the Obligations and Bank Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured.

5E. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental and Safety Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole.

5F. Insurance.

(i) The Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies not Affiliates of the Company or any of its Subsidiaries, (i) insurance with respect to its Properties and business against such casualties and contingencies, of such types, on such terms and in such amounts as is customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or any Subsidiary operates and (ii) such other insurance as may be required by the Note Documents or applicable law.

(ii) The Company will, and will cause each of its Subsidiaries to, cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement or to name the Collateral Agent as an additional insured, in form and substance satisfactory to the Collateral Agent, which endorsement shall provide that, from and after the Effective Date, if the insurance carrier shall have received written notice from the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Company or a Subsidiary under such policies directly to the Collateral Agent; (ii) deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed upon not less than 30 days’ prior written notice thereof by the insurer to the Collateral Agent; and (iii) deliver to the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent) together with evidence satisfactory to the Collateral Agent of payment of the premium therefor.

(iii) If at any time the area in which any Mortgaged Property is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Company will, or will cause SMF, to obtain flood insurance in such total amount as required by Regulation H of the Federal Reserve Board, as the same is from time-to-time in effect, and all official rulings and interpretations thereunder or thereof may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

5G. Maintenance of Existence. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises; provided that nothing in this paragraph shall prevent the abandonment or termination of the existence of any Subsidiary, or the rights or franchises of any Subsidiary or the Company if such abandonment or termination would not have a material adverse effect upon the business, condition (financial or otherwise) operations or prospects of the Company and its Subsidiaries taken as a whole.

5H. Maintenance of Property. The Company will, and will cause each of its Subsidiaries to, at all times maintain and preserve all Property used or useful in its business in good working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times, except to the extent that the failure to do so would not have a material adverse effect upon the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole.

5I. Payment of Taxes. The Company will, and will cause each of its Subsidiaries to, pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property, prior to the time penalties would attach thereto, as well as lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such Properties or any part thereof; provided, however, that neither the Company nor any Subsidiary shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be subject to an active challenge or contest initiated in good faith for which adequate reserves have been established in accordance with GAAP.

5J. Parity with Other Indebtedness. The Company will, and will cause its Subsidiaries to, execute all such documents and take all such actions as the Required Holders may reasonably request in order to assure that at all times (i) the Notes shall rank in right of payment senior to or pari passu with all other Indebtedness of the Company and (ii) each Guarantor’s guaranty obligations under the Guaranty Agreement in respect of the Notes shall rank in right of payment senior to or pari passu with all other Indebtedness of such Guarantor.

5K. ERISA. The Company covenants that it and each of its Commonly Controlled Entities will deliver to the holders of the Notes promptly and in any event within 10 days after it knows or has reason to know of the occurrence of any event of the type specified in clause (xiv) of paragraph 7A notice of such event and the likely impact on the Company and its Subsidiaries. In the event it or any Commonly Controlled Entity has participated, now participates or will participate in any Plan or Multiemployer Plan, the Company covenants that it and any such Commonly Controlled Entity will deliver to the holders of the Notes: (i) promptly and in any event within 10 days after it knows or has reason to know of the occurrence of a Reportable Event with respect to a Plan, a copy of any materials required to be filed with the PBGC with respect to such Reportable Event, together with a statement of the chief financial officer of the Company setting forth details as to such Reportable Event and the action which the Company proposes to take with respect thereto; (ii) at least 10 days prior to the filing by any plan administrator of a Plan of a notice of intent to terminate such Plan, a copy of such notice; (iii) promptly upon the reasonable request of the holder of any Note, and in no event more than 10 days after such request, copies of each annual report on Form 5500 that is filed with the Internal Revenue Service, together with certified financial statements for the Plan (if any) as of the end of such year and actuarial statements on Schedule B to such Form 5500; (iv) promptly and in any event within 10 days after it knows or has reason to know of any event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, a statement of the chief financial officer of the Company describing such event or condition; (v) promptly and in no event more than 10 days after its or any Commonly Controlled Entity’s receipt thereof, the notice concerning the imposition of any withdrawal liability under section 4202 of ERISA; and (vi) promptly after receipt thereof, a copy of any notice the Company or any Commonly Controlled Entity may receive from the PBGC or the Internal Revenue Service with respect to any Plan or Multiemployer Plan; provided, however, that this paragraph 5K shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service.

5L. Environmental Covenants.

(i) The Company will maintain an environmental management system that is designed (A) to monitor the Company’s and its Subsidiaries’ compliance with Environmental and Safety Laws and (B) to minimize the Company’s and its Subsidiaries’ exposure to liabilities under Environmental and Safety Laws, including, but not limited to, the Company’s and its Subsidiaries’ exposure to liabilities under contracts or agreements with its customers or partners. In addition, the environmental management system shall ensure that the Company’s and its Subsidiaries’ potential exposures to liabilities under Environmental and Safety Laws are adequately insured against pursuant to paragraph 5F.

(ii) The Company will immediately notify each holder of the Notes of and provide such holder with copies of any notifications of violations or notifications of discharges or releases or threatened releases or discharges of Hazardous Materials on, upon, into or from any property of the Company or any Subsidiary, or any property where the Company or its Subsidiaries is conducting operations, which are received or are given or required to be given by or on behalf of the Company or any of its Subsidiaries to any federal, state or local governmental agency or authority if any of the foregoing may materially and adversely affect the Company or any of its Subsidiaries. Copies of such notifications shall be delivered to the holders of the Notes at the same time as they are delivered to the governmental agency or authority.

(iii) The Company further agrees promptly to undertake and pursue diligently to completion, or to cause its Subsidiaries to undertake and pursue diligently to completion, any appropriate and legally required remedial containment and cleanup action in the event of any release or discharge or threatened release or discharge of Hazardous Materials on, upon, into or from any property of the Company or any Subsidiary.

(iv) At all times, the Company will maintain and retain, or cause its Subsidiaries to maintain and retain, to the extent legally required, complete and accurate records of all releases, discharges or other disposal of Hazardous Materials on, onto, into or from (A) any Property of the Company or any Subsidiary, or (B) any Property on or adjacent to which the Company or any of its Subsidiaries conducts operations (“Third Party Property”) if such releases, discharges, or other disposal on Third Party Properties is caused by the Company or any of its Subsidiaries or any Person under its control or acting on its behalf and to the extent such failure to maintain such records would have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole.

5M. Maintenance of Collateral; Pledge of Additional Collateral.

(i) Subject to paragraphs 5N and 5O, the Company will, and will cause each of STI and SMF to, grant to the Collateral Agent an Acceptable Security Interest in each item or type of Property included in the Collateral; provided, however, that prior to the occurrence of any Default, the Company and its Subsidiaries will not be required to take steps to perfect the Collateral Agent’s Liens on deposit accounts, trademarks, patents, promissory notes, instruments, or other Personal Property Collateral (other than Rolling Stock, as provided in paragraph 5O) as to which perfection is not accomplished by the filing of one or more UCC financing statements.

(ii) Within thirty (30) days after any other Person becomes a Subsidiary, (a) cause such Person to (i) become a Guarantor by executing and delivering to each holder of any Note a supplement to the Guaranty Agreement or such other document as the Required Holders shall deem appropriate for such purpose, (ii) deliver to each holder of any Note Documents of the types referred to in paragraph 3B and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Required Holders, and (iii) execute such Collateral Documents as the Collateral Agent or the Required Holders may reasonably request, in each case to secure the Obligations, and (b) cause the immediate parent of such Subsidiary to pledge 100% of the Equity Interest in such Subsidiary to secure the Obligations and provide such legal opinions relating thereto as the Required Holders may reasonably request, along with share certificates pledged thereby and appropriately executed stock powers in blank.

5N. Mortgaged Properties.

(i) Within 60 days following the Effective Date, the Company shall cause SMF (or other record owner of any Mortgaged Property) to execute and deliver to the Collateral Agent, as collateral agent for the benefit of the Secured Parties, a Mortgage covering each Mortgaged Property described on Schedule 5N hereof, together with any other documents, agreements or instruments necessary to create a mortgage Lien on such Mortgaged Property (but only upon the Collateral Agent’s receipt of verification that such Mortgaged Property is not located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards). Within 120 days following the Effective Date, the Company shall deliver to the Collateral Agent all appropriate documentation and evidence required by the Required Holders necessary to determine that arrangements have been made for the Collateral Agent, for the benefit of Secured Parties, to have an Acceptable Security Interest in each of the Mortgaged Properties described on Schedule 5N, including as to each such Mortgaged Property:

(a) if requested by the Collateral Agent or the Required Holders, a favorable opinion from local counsel located in the jurisdiction of such Mortgaged Property;

(b) an ALTA lender’s title insurance policy (or commitment for the issuance thereof) issued by a title insurer reasonably satisfactory to the Collateral Agent and the Required Holders, in form and substance and in amounts reasonably satisfactory to the Collateral Agent and the Required Holders insuring that such Mortgage creates a valid and enforceable first priority mortgage Lien on such Mortgaged Property, free and clear of all defects and encumbrances except Excepted Liens, and containing such endorsements as the Required Holders may reasonably request;

(c) a current survey of such Mortgaged Property, certified by a licensed or registered surveyor, to the extent required in order for the title insurer to delete the standard survey exception from the title insurance policy covering such Mortgaged Property;

(d) if requested by the Collateral Agent or the Required Holders or the title insurer, satisfactory evidence that such Mortgaged Property is zoned for its current use; and

(e) a “Phase I” environmental assessment report (and if recommended in the “Phase I” environmental assessment report and requested by the Collateral Agent or the Required Holders, a “Phase II” environmental assessment report) covering such Mortgaged Property prepared by an environmental engineering firm acceptable to the Collateral Agent and the Required Holders, as the case may be and reflecting that the environmental condition of such Mortgaged Property is acceptable (such determination to be made by the Collateral Agent and the Required Holders, as the case may be, in the reasonable exercise of its or their sole discretion).

(ii) If a Phase I environmental assessment report recommends a Phase II environmental assessment report with respect to any Mortgaged Property described in Schedule 5N and if the Collateral Agent or the Required Holders requests such a “Phase II” environmental assessment report or further environmental due diligence, or if a title defect (other than an Excepted Lien) is discovered with respect to any Mortgaged Property described in Schedule 5N that the Company is unable to cure, the Company may elect to withdraw such Mortgaged Property from the Borrowing Base (and with respect to a request for a “Phase II” environmental assessment report or further environmental due diligence, also elect not to obtain or furnish the requested report or information), but within 60 days of such election the Company shall grant or cause SMF to grant the Collateral Agent an Acceptable Security Interest in a substitute terminal facility or facilities having an Appraised Value (as defined in the Credit Agreement as in effect on the date hereof) comparable to the Mortgaged Property so withdrawn. Upon providing an Acceptable Security Interest in the terminal facility or facilities so substituted, the substitute facilities will be Mortgaged Properties for purposes of this Agreement.

(iii) The Company may at any time grant or cause to be granted an Acceptable Security Interest in favor of the Collateral Agent on other real Properties owned by the Company or any of its Subsidiaries. Upon the Collateral Agent’s being provided an Acceptable Security Interest therein, such Properties will be Mortgaged Properties for purposes of this Agreement.

5O. Rolling Stock. Within 90 days following the Effective Date, the Company shall deliver to the Collateral Agent and, promptly upon request, the holders of the Notes all appropriate documentation and evidence reasonably required by the Collateral Agent and the Required Holders necessary to determine that arrangements have been made for the Collateral Agent, for the benefit of Secured Parties, to have an Acceptable Security Interest in Rolling Stock representing at least 85% of the amount of the initial Net Orderly Liquidation Value of the Company’s Rolling Stock as set forth in the appraisal to be delivered pursuant to paragraph 5C(iv). Such arrangements shall include (i) the Company’s execution and delivery of such agreements as the Vehicle Title Service Company may reasonably require, (ii) the Company’s delivery to the Vehicle Title Service Company of the certificates of title covering Rolling Stock that, when combined with Rolling Stock as to which perfection of the Collateral Agent’s has been accomplished through the filing of financing statements pursuant to the UCC, represents at least 85% of the Net Orderly Liquidation Value of the Company’s Rolling Stock and notation of the Collateral Agent’s Lien on each certificate of title so delivered, and (iii) the Company’s payment of the normal set-up and services charges of the Vehicle Title Service Company and the filing fees payable in connection with the notation of the Collateral Agent’s Lien on each certificate of title so delivered. Thereafter, so long as no Default or Event of Default has occurred and is continuing, the Company shall cause the Collateral Agent, for the benefit of Secured Parties, at all times to have an Acceptable Security Interest in Rolling Stock representing at least 85% of the amount of the current Net Orderly Liquidation Value of the Company’s Rolling Stock. Upon the request of the Collateral Agent following the occurrence of any Default or Event of Default, the Company will cooperate with the Vehicle Title Service Company in causing the certificates of title on all Rolling Stock to be promptly delivered to the Vehicle Title Service Company and in causing the Collateral Agent’s Lien to be noted on each certificate of title.

5P. Merger of STI. The Company shall cause STI to be merged with and into the Company, with the Company as the surviving corporation, on or before June 30, 2009, and within 30 days following the Effective Date shall deliver to the Collateral Agent and the holders of the Notes appropriate documentation to evidence that such merger has been completed in accordance with all applicable legal requirements.

6. NEGATIVE COVENANTS. So long as any Note or other Obligation is outstanding and unpaid, the Company covenants as follows:

6A. Financial Covenants.

6A(1) Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio, determined as of the last day of each fiscal quarter beginning with the fiscal quarter ending June 30, 2009, for the four fiscal quarters then ended, to be less than the minimum required Fixed Charge Coverage Ratio set forth below.

Period	Minimum Required Fixed Charge Coverage Ratio

During the Adjusted Covenant Period	1.05 to 1.00

Following the Adjusted Covenant Period	1.10 to 1.00

6A(2) Leverage Ratio. The Company will not permit the Leverage Ratio, determined as of the last day of each fiscal quarter beginning with the fiscal quarter ending June 30, 2009, to be greater than the maximum permitted Leverage Ratio set forth below.

Calculation Date	Maximum Permitted Leverage Ratio

June 30, 2009, September 30, 2009, December 31, 2009, and March 31, 2010	4.25 to 1.00

June 30, 2010, and September 30, 2010	4.00 to 1.00

December 31, 2010	3.75 to 1.00

March 31, 2011 and thereafter	3.25 to 1.00

6A(3) Adjusted Leverage Ratio. The Company will not permit, as of the last day of any fiscal quarter, the Adjusted Leverage Ratio, calculated on a consolidated basis, to be greater than

Calculation Date	Maximum Permitted Leverage Ratio

June 30, 2009, September 30, 2009, December 31, 2009, and March 31, 2010	4.75 to 1.00

June 30, 2010, and September 30, 2010	4.50 to 1.00

December 31, 2010	4.25 to 1.00

March 31, 2011 and thereafter	3.75 to 1.00

6A(4) Tangible Net Worth. The Company will not permit Tangible Net Worth at any time to be less than $145,000,000 plus the sum of (i) 75% of positive Net Income from Continuing Operations in each fiscal quarter commencing with the fiscal quarter ending June 30, 2009, plus (ii) 75% of the Net Proceeds from the issuance and sale by the Company of any Equity Interests after the Effective Date, minus (iii) loss from Discontinued Operations commencing with the fiscal quarter ending June 30, 2009.

6A(5) Asset Coverage Ratio. During the period commencing on the Effective Date and continuing until the later of (i) the first determination of the Borrowing Base under the Credit Agreement or (ii) the date as of which the Company has satisfied the requirements set forth in paragraphs 5M, 5N, 5O and 5P, the Company will not permit the Asset Coverage Ratio to be less than 2.00 to 1.00.

6B. Liens. The Company will not and will not permit any Subsidiary to create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or any income, participation, royalty or profits therefrom (whether or not provision is made for the equal and ratable securing of the Obligations in accordance with the provisions of paragraph 5D), except

(i) Excepted Liens;

(ii) Liens securing the Obligations and, so long as such Liens are subject to the terms of the Intercreditor Agreement, the Bank Obligations;

(iii)	Liens in existence on the date hereof as set forth on Schedule 6B hereto;

(iv) Any attachment or judgment Lien with respect to an obligation not in excess of $3,500,000, provided that the judgment it secures shall, within sixty (60) days after the entry thereof, have been discharged or execution thereof stayed pending appeal; and

(v) Liens on the Properties of any Subsidiary acquired pursuant to a Permitted Acquisition, provided that the Indebtedness secured thereby is permitted under paragraph 6C(v).

6C. Debt. The Company will not and will not permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness, except

(i) Indebtedness of any Subsidiary to the Company or a Wholly Owned Subsidiary;

(ii) Indebtedness of any Guarantor under the Guaranty Agreement;

(iii) Indebtedness of any Guarantor under any Credit Agreement Guaranty so long as the Intercreditor Agreement is in effect; and

(iv) obligations of the Company under this Agreement, the Notes and the Credit Agreement;

(v) other Indebtedness not to exceed $25,000,000 in the aggregate at any time outstanding (such other Indebtedness may include Indebtedness of any Subsidiary acquired pursuant to a Permitted Acquisition, provided, however, that in no case shall any such Indebtedness remain in effect for a period of time beyond the maturity date of such Indebtedness in place when such Subsidiary is acquired); and

(vi) Indebtedness described on Schedule 6C hereto.

6D. Loans, Advances and Investments. The Company will not and will not permit any Subsidiary to make or permit to remain outstanding any loan or advance to, or extend credit other than credit extended in the normal course of business to any Person who is not an Affiliate of the Company to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or make any Acquisition, or commit to do any of the foregoing, except

(i) investments in, loans or advances to, or contribution to any Wholly Owned Subsidiary;

(ii) obligations backed by the full faith and credit of the United States Government (whether issued by the United States Government or an agency thereof), and obligations guaranteed by the United States Government, in each case which mature within one year from the date acquired;

(iii) demand and time deposits with, or certificates of deposit issued by, any commercial bank or trust company (A) organized under the laws of the United States or any of its states or having branch offices therein, (B) having equity capital in excess of $250,000,000 and (C) which issues either (1) senior debt securities rated A or better by S&P, or by Moody’s or (2) commercial paper rated A-1 by S&P or Prime-1 by Moody’s, in each case payable in the United States in United States dollars, in each case which mature within one year from the date acquired;

(iv) readily marketable commercial paper rated as A-1 or better by S&P or Prime-1 or better by Moody’s (or, in either case, an equivalent rating from another nationally recognized credit rating agency) and maturing not more than 270 days from the date acquired;

(v) bonds, debentures, notes or similar debt instruments issued by a state or municipality given a “AA” rating or better by S&P or an equivalent rating by another nationally recognized credit rating agency and maturing not more than one year from the date acquired;

(vi) negotiable instruments endorsed for collection in the ordinary course of business;

(vii) other investments not to exceed $3,000,000 (in addition to short term investment of cash on hand from time to time in the Company’s operating account) in the aggregate for reasonable business purposes; and

(viii) Acquisitions not otherwise prohibited hereunder so long as in each case:

(A) the target of the Acquisition is in the same line of business as the Company;

(B) no Default or Event of Default exists at the time of such Acquisition or would result from such Acquisition;

(C) the Company has delivered to the holders of the Notes written notice of the intended Acquisition and a copy of the information provided to the board of directors of the Company not less than ten (10) days prior to the consummation of the Acquisition;

(D) not less than ten (10) days prior to the consummation of the Acquisition, the Company provides each holder of a Note with a certification, in form and substance satisfactory to such holder, demonstrating that upon the consummation of such Acquisition, the Company will be in pro-forma compliance with each of the financial covenants set forth in paragraph 6A, calculated as if such Acquisition had been made on the last date of the most recent fiscal quarter for which financial statements of the Company have been provided under paragraph 5A;

(E) neither the Company nor any Subsidiary shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent Indebtedness of the Person being acquired (except for Indebtedness permitted under the terms of paragraph 6C(v));

(F) such Acquisition is not hostile and is otherwise approved by the Equity Interest holders or the board of directors or other equivalent governing body of the target of the Acquisition;

(G) if the Acquisition is proposed to be made during the Adjusted Covenant Period, no cash consideration is paid in connection with the Acquisition (i.e., the consideration is payable solely in Equity Interests of the Company);

(H) if the Acquisition is an Acquisition of the Equity Interests of a Person, the Acquisition is structured so that the acquired Person will become a Subsidiary of the Company and will comply with the provisions of paragraph 5M(ii) and (B) if the Acquisition is an Acquisition of assets, the Acquisition is structured so that the Company or a Guarantor will acquire such assets;

(I) the Company’s pro forma, post-Acquisition Available Liquidity will be greater than or equal to $30,000,000; and

(J) the Company’s pro forma, post-Acquisition Leverage Ratio will be less than or equal to the applicable amount set forth in the table below:

. Closing Date of Acquisition	Maximum Permitted Pro Forma Post-Acquisition Leverage Ratio

Before June 30, 2010	3.75 to 1.00

On or after June 30, 2010, but before December 31, 2010	3.50 to 1.00

On or after December 31, 2010, but before March 31, 2011	3.25 to 1.00

On or after March 31, 2011	2.75 to 1.00

Notwithstanding the foregoing, no Subsidiary shall acquire any Equity Interests of the Company, except as a result of participant directed investments in such Subsidiary’s nonqualified capital accumulation plans.

6E. Sale of Stock and Indebtedness of Subsidiaries. The Company will not and will not permit any Subsidiary to sell or otherwise dispose of, or part with control of, any shares of stock or Indebtedness of any Subsidiary, except (i) to the Company or a Wholly Owned Subsidiary or (ii) that all shares of stock and Indebtedness of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Indebtedness so sold; provided that (A) such sale or other disposition is treated as a Transfer of assets of such Subsidiary and is permitted by paragraph 6G and (B) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Indebtedness of any other Subsidiary (unless all of the shares of stock and Indebtedness of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6E).

6F. Merger and Consolidation. The Company will not and will not permit any Subsidiary to merge or consolidate with or into any other Person, except that:

(i) any Subsidiary may merge or consolidate with or into the Company provided that the Company is the continuing or surviving corporation;

(ii) any Subsidiary may merge or consolidate with or into a Wholly Owned Subsidiary provided that such Wholly Owned Subsidiary is the continuing or surviving corporation;

(iii) the Company may consolidate or merge with any other corporation if (i) the Company is the continuing or surviving corporation and is a solvent corporation duly organized and existing under the laws of any state of the United States of America, or the District of Columbia, with substantially all of its assets located and substantially all of its operations conducted within the United States of America, and such continuing or surviving corporation expressly assumes, by a written agreement satisfactory in form and substance to the Required Holders (which agreement may require, in connection with such assumption, the delivery of such opinions of counsel as the Required Holders may require), the obligations of the Company under this Agreement and the other Note Documents, including all covenants herein and therein contained, and such successor or acquiring entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto, provided, however, that no such sale shall release the Company from any of its obligations and liabilities under this Agreement or the other Note Documents unless such sale is followed by the complete liquidation of the Company and substantially all the assets of the Company immediately following such sale are distributed to the successor or acquiring entity in such liquidation, (ii) no Default or Event of Default exists before or after such merger or consolidation, (iii) the Tangible Net Worth of the surviving corporation is at least as great as the Tangible Net Worth of the Company immediately prior to such merger or consolidation and (iv) the core managers of the Company or the merging Subsidiary prior to the merger shall be the core managers of the continuing or surviving entity;

(iv) any Subsidiary may merge or consolidate with any other corporation, provided that, immediately after giving effect to such merger or consolidation (a) a Wholly Owned Subsidiary shall be the continuing or surviving corporation, (b) no Default or Event of Default exists before or after such merger or consolidation and (c) the Tangible Net Worth of the Company following the merger or consolidation is at least as great as the Tangible Net Worth of the Company immediately prior to such merger or consolidation; and

(v) the Company or any Subsidiary may enter into a merger or consolidation in connection with an Acquisition permitted by paragraph 6D(viii).

Notwithstanding anything to the contrary in this paragraph 6F, any surviving or newly acquired or created Subsidiary or Wholly Owned Subsidiary shall continue to be or shall become a Guarantor hereunder at the time of consummation of the merger or consolidation or acquisition of such Subsidiary.

6G. Transfer of Properties. The Company will not and will not permit any Subsidiary to Transfer, or agree or otherwise commit to Transfer, any of its Properties except that

(i) any Subsidiary may Transfer assets to the Company or a Wholly Owned Subsidiary;

(ii) the Company or any Subsidiary may collect its accounts and sell inventory in the ordinary course of business; and

(iii) the Company or any Subsidiary may otherwise Transfer Properties, provided that after giving effect thereto (i) the aggregate value of any Properties Transferred during the 12 consecutive months immediately preceding such Transfer does not exceed 5% of Consolidated Tangible Assets as of the end of the fiscal quarter immediately preceding such Transfer, provided, however, that the aggregate purchase price paid within 90 days after any such Transfer for similar assets within the United States that are not subject to Liens (other than Excepted Liens) for borrowed money other than pursuant to this Agreement (before or after acquisition) will be deducted in determining this 5% limit, and (ii) the aggregate value of Properties Transferred subsequent to January 28, 2008 shall not exceed 25% of the Consolidated Tangible Assets determined at any time by aggregating the dollar value of all Transfers as of such time as a percentage of Consolidated Tangible Assets as of the end of the fiscal quarter ended immediately prior to such time, provided, however, that the aggregate purchase price paid within 90 days after any such Transfer for similar assets within the United States that are not subject to Liens (other than Excepted Liens) for borrowed money other than pursuant to this Agreement (before or after acquisition) will be deducted in determining this 25% limit.

Notwithstanding the foregoing, in no event may the Company or any Subsidiary Transfer any Mortgaged Property without the consent of the Required Holders, and in no event may the Company or any Existing Subsidiary Transfer its Equity Interests in an Existing Subsidiary without the consent of all holders of the Notes. If requested by the Company in order to facilitate any Transfer which is permitted to be made under the terms of this paragraph 6G or which has otherwise been consented to by the requisite holders of the Notes, the Collateral Agent shall be authorized to release its Lien on the Property or Properties to be Transferred.

6H. Sale and Lease-Back. The Company will not and will not permit any Subsidiary to enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Subsidiary of real or personal Property which has been or is to be Transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Property or rental obligations of the Company or any Subsidiary, except for the sale and concurrent lease (pursuant to an Operating Lease) of any Property acquired by the Company or its Subsidiaries after the date hereof, which sale and lease transaction is consummated within ninety (90) days of such acquisition.

6I. Sale or Discount of Receivables. The Company will not and will not permit any Subsidiary to sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

6J. Related Party Transactions. The Company will not and will not permit any Subsidiary to directly or indirectly, purchase, acquire or lease any Property from, or sell, transfer or lease any property to any Related Party except upon terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained in an arm’s-length transaction with an unrelated third party; provided that the foregoing shall not apply to (A) any transaction between the Company and any Wholly Owned Subsidiary or between Wholly Owned Subsidiaries and (B) any sales to, or purchases from, any such Related Party of shares of common stock for cash consideration equal to the fair market value thereof (except pursuant to employee stock option, stock appreciation and similar stock-based incentive plans applicable to employees of the Company that have been approved by a majority of the Company’s outside directors).

6K. Issuance of Stock by Subsidiaries. The Company will not permit any Subsidiary (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or dispose of any of its Equity Interests except (i) for directors’ qualifying shares or other shares issued to comply with local ownership legal requirements (but not in excess of the minimum number of shares necessary to satisfy such requirement), and (ii) to the Company or a Wholly Owned Subsidiary.

6L. Subsidiary Restrictions. The Company will not and will not permit any Subsidiary to enter into, or be otherwise subject to, any contract, agreement or other binding obligation that directly or indirectly limits the amount of, or otherwise restricts (i) the payment to the Company of dividends or other redemptions or distributions with respect to its capital stock by any Subsidiary, (ii) the repayment to the Company by any Subsidiary of intercompany loans or advances or (iii) other intercompany transfers to the Company of property or other assets by Subsidiaries.

6M. Change of Business.

(i) The Company will not change, and will not permit any Subsidiary to change, in any material respect the nature of its business or operations from the business conducted by the Company and its Subsidiaries on the date hereof and will not engage, and will not permit any Subsidiary to engage directly or indirectly in any material business activity, or purchase or otherwise acquire any material Property, in either case not directly related to the conduct of its business or operations as presently carried on.

(ii) The Company will not permit either of STI or SCS to acquire or own any Property not held by it on the Effective Date

6N. Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to:

(i) declare, make, pay, or become obligated to make or pay, any dividend or other distribution (whether in cash, securities or other Property) on any Equity Interest in the Company or any of its Subsidiaries, except that (i) the Company may declare and pay dividends on its Equity Interests payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends or make distributions ratably on their Equity Interests, and (iii) the Company may make payments pursuant to and in accordance with stock option plans or other compensation, incentive or bonus plans for directors, management or employees of the Company and its Subsidiaries; or

(ii) make any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Company or any Subsidiary, except that: (i) after the expiration of the Adjusted Covenant Period, the Company may purchase, redeem, retire, acquire, cancel or terminate any of its Equity Interests up to the aggregate amount of $50,000,000, provided that (A) the Company’s pro forma Leverage Ratio following any such transaction shall be less than or equal to 2.75 to 1.00 and (B) the Company’s pro forma Available Liquidity following any such transaction shall be greater than or equal to $30,000,000; and (ii) the Company may make purchases of Equity Interests in the Company pursuant to and in accordance with stock option plans or other compensation, incentive or bonus plans for directors, management or employees of the Company and its Subsidiaries; or

(iii) make any payments (other than scheduled payments) of principal of, premium, if any, or interest on or fees with respect to, any Indebtedness for borrowed money or letter of credit reimbursement obligations, or commitments to extend Indebtedness for borrowed money or issue letters of credit, if any Default or Event of Default exists at the time of any such payment or would result immediately following the making of any such payment.

6O. Most Favored Lender Status. (a) The Company will not enter into or permit any amendment to the Credit Agreement or any other Credit Document to include one or more Additional Covenants or Additional Defaults, unless prior written consent to such amendment shall have been obtained from the Required Holders; provided, however, in the event that the Company or any Subsidiary shall enter into, assume or otherwise become bound by or obligated under any such amendment without the prior written consent of the Required Holders, the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such amendment. The Company further covenants to promptly execute and deliver at its expense (including the reasonable fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holders evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults to which the Required Holders granted their consent; provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this paragraph 6O, but shall merely be for the convenience of the parties hereto.

(b) The Company will not enter into or amend any agreement governing or evidencing Indebtedness for borrowed money (other than the Credit Agreement and other than capital leases) in a principal amount committed or outstanding of $10,000,000 or more under one agreement, or a series of related agreements, that includes one or more Additional Covenants or Additional Defaults (other than covenants pertaining to the conversion of such Indebtedness to equity), unless prior to entering into such agreement or amendment, (i) the Company offered such Additional Covenant or Additional Default to the holders of the Notes and (ii) if the Requested Holders have accepted such Additional Covenant or Additional Default, the Company has executed and delivered at its expense (including the reasonable fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement to include such Additional Covenants and Additional Defaults in this Agreement, provided that in no event shall the Company enter into or amend any agreement to restrict payments on the Notes or other Obligations or restrict the ability of the Company to enter into amendments and modifications of this Agreement or any other Note Documents without the prior written consent of the Required Holders; provided, further, however, in the event that the Company or any Subsidiary shall enter into, assume or otherwise become bound by or obligated under any such agreement that includes Additional Covenants or Additional Defaults, without executing and delivering such amendment to the holders of the Notes, the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such agreement.

6P. Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary to (i) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engage in any dealings or transactions with any such Person.

6Q. Credit Agreement. The Company will not and will not permit any Subsidiary to, to the extent that the aggregate amount of loans and letters of credit outstanding under the Credit Agreement as of the last day of any quarter exceeds the Available Borrowing Base as determined for such date, fail to prepay revolving credit advances under the Credit Agreement in an aggregate amount equal to such excess within ten Business Days after delivery of the applicable Borrowing Base Report.

7. EVENTS OF DEFAULT.

7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(i) the Company fails to pay any principal of, or Yield-Maintenance Amount payable with respect to, any Note (including without limitation any mandatory prepayment of principal required under paragraph 4A) as and when the same shall become due and payable, either by the terms thereof or otherwise as herein provided; or

(ii) the Company fails to pay any interest on any Note or any other amount payable hereunder or under any other Note Document and such failure shall continue for more than three days after the date due thereof; or

(iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity; provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $5,000,000 or the equivalent amount in other currencies; or

(iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

(v) the Company fails to perform or observe any term, covenant or agreement contained in paragraphs 5 or 6 (provided, however, to the extent the Company’s compliance with any term, covenant or agreement contained in paragraphs 5 or 6 is based upon the Company’s response to any request for information made by the holder of any Note or upon any determination to be made at the discretion of the holder of any Note, the Company shall have a reasonable period, not to exceed ten days, in which to comply with such request or determination); or

(vi) the Company fails to perform or observe any other term, covenant, agreement or condition contained herein or in any Collateral Document or other Note Document (other than a Default of the type describe in Paragraph 7A(v)) and such failure shall not be remedied within 30 days after the Company obtains actual knowledge thereof; or

(vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

(viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any Debtor Relief Laws of any jurisdiction; or

(ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the any Debtor Relief Law or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under any Debtor Relief Laws; or

(x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

(xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of Properties, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(xiii) one or more judgments or orders for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Company or any Subsidiary and either (i) enforcement proceedings to attach or levy against any assets of Company or such Subsidiary shall have been commenced by any creditor upon any such judgment or order, which proceedings are not promptly stayed; or (ii) such judgment or order remains in effect unsatisfied and unstayed for more than sixty (60) days after entry thereof; or

(xiv) (A) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (B) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any Commonly Controlled Entity a Plan may become a subject of such proceedings, (C) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (D) the Company or any Commonly Controlled Entity shall have incurred or is reasonably expected to incur any material liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (E) the Company or any Commonly Controlled Entity withdraws from any Multiemployer Plan which creates an obligation of the Company in excess of $1,000,000, or (F) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would materially increase the liability of the Company or any Subsidiary thereunder; or

(xv) any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all of the Obligations, ceases to be in full force and effect and the Company or any Subsidiary party thereto shall fail to cure the same within ten (10) days of written demand by the Collateral Agent, or the Company or any Subsidiary purports to revoke, terminate or rescind any Collateral Document; or

(xvi) any provision of the Guaranty Agreement after delivery thereof shall for any reason cease to be valid and binding on a Guarantor and such Guarantor shall fail to cure the same within ten (10) days of written demand by the holder of any Note, or a Guarantor shall so state in writing; or

(xvii) (i)  the Company shall fail to pay any amounts due under the Credit Agreement when due; (ii) the Company shall default in the performance of any term, provision or conditions contained in the Credit Agreement, or any other event shall occur or condition exist, the effect of which is to cause or permit the holders of the Bank Obligations to demand immediate payment of Bank Obligations; or (iii) any Bank Obligations shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or

(xviii) the Company or any Subsidiary shall fail to pay any Rate Management Obligation when due or the Company or any Subsidiary shall breach any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of “Rate Management Transactions,” whether or not the holder of any Note or Affiliate of the holder of any Note is a party thereto;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note may at its option, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any other kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration of maturity), all of which are hereby waived by the Company and (c) if such event is any Event of Default other than as specified in preceding clause (b), the Required Holders may at its or their option by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any other kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Company.

The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of the Yield-Maintenance Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

7B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holders may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right arising therefrom.

7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

7D. Other Remedies. If any Default or Event of Default occurs and is continuing, in addition to those remedies set forth above, the Required Holders may exercise and enforce, on behalf of all holders of the Notes, all rights and remedies available to the holders of the Notes in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in the Note Documents or in aid of the exercise of any power granted in the Note Documents, and may direct the Collateral Agent in accordance with the Intercreditor Agreement to exercise on behalf of the holders of the Notes all rights and remedies available to the holders of the Notes under the Collateral Documents. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

7E. Application of Proceeds. After the exercise of remedies provided for in this paragraph 7 (or after the Notes have automatically become immediately due and payable), subject to the provisions of the Intercreditor Agreement, any amounts received by the holders of the Notes shall be applied ratably to the Obligations.

8. REPRESENTATIONS AND WARRANTIES. The Company represents, covenants and warrants as follows (all references to “Subsidiary” and “Subsidiaries” in this paragraph 8 shall be deemed omitted if the Company has no Subsidiaries at the time the representations herein are made or repeated):

8A. Organization. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware; each Subsidiary is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized; and the Company has and each Subsidiary has the power to own its respective Property and to carry on its respective business as now being conducted. The execution, delivery and performance by the Company of this Agreement and the other Note Documents to which it is a party are within the Company’s corporate powers and have been duly authorized by all necessary corporate action. As of the date hereof, the only Subsidiaries of the Company are the Existing Subsidiaries.

8B. Financial Statements. The Company has furnished to each holder of the Notes the following financial statements, certified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2007 and December 31, 2008, and consolidated statements of income, cash flows and a consolidated statement of shareholders’ equity of the Company and its Subsidiaries for each such year, all reported on by KPMG LLP or another nationally recognized public accounting firm; and (ii) a consolidated balance sheet of the Company and its Subsidiaries as of the end of the March 31, 2009 quarterly period and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, cash flows and a consolidated statement of shareholders’ equity for the periods from January 1, 2009 to the end of such March 31, 2009 quarterly period, prepared by the Company. All of the financial statements delivered to each holder of the Notes pursuant to this paragraph 8B (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as of the dates thereof, and the statements of income, cash flows and stockholders’ equity fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise) operations or prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal quarter for which financial statements have been furnished.

8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which, taking into account and giving effect to any applicable insurance coverage, could reasonably be expected to result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company, or any of its Subsidiaries which purports to affect the validity or enforceability of this Agreement or any other Note Document.

8D. Outstanding Indebtedness. Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by paragraph 6C. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto

8E. Title to Properties. SMF has good and marketable title to each of the Mortgaged Properties, and the Company and its Subsidiaries have good and marketable title to or valid leasehold interests in each of their other respective real Properties. The Company and each of its Subsidiaries have good title to all of their other respective Properties, including the Personal Property Collateral reflected in the most recent audited balance sheet referred to in paragraph 8B (other than Properties disposed of in the ordinary course of business). None of the foregoing Properties is subject to (a) any Lien of any kind other than Excepted Liens and Liens permitted by paragraph 6B or (b) any interests which could materially adversely affect the intended use of such Properties. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect. STI does not own any Properties other than the outstanding Equity Interests of SMF, and SCS does not own any Properties other than any common law rights in its corporate name.

8F. Taxes. The Company has and each of its Subsidiaries (i) has filed all federal income tax returns which are required to be filed, (ii) to the best knowledge of the Authorized Officers of the Company and its Subsidiaries, has filed all state and other income tax returns which are required to be filed, and (iii) has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

8G. Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. Neither the execution nor delivery of this Agreement or any other Note Documents, nor the offering, issuance and sale of any of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Except as set forth in the Credit Agreement, neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes.

8H. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

8I. Use of Proceeds. None of the proceeds of the sale of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any “margin stock” as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect. None of the proceeds of the sale of any Notes will be used to finance any offer to purchase, or any purchase of, Equity Interests in any other Person, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such Equity Interests, if such Equity Interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such Equity Interests, securities or rights (other than margin stock) representing less than 5% of the Equity Interests or beneficial ownership of such Person for portfolio investment purposes, if such offer or purchase has not been duly approved by the Equity Interest holders or the board of directors or equivalent governing body of such other Person prior to the date on which the Company requests that any Notes be purchased.

8J. ERISA. The Company and each Commonly Controlled Entity have satisfied the minimum funding standard (as defined in section 302 of ERISA and section 412 of the Code), with respect to each Plan (other than a Multiemployer Plan), and no waiver of such minimum funding standard has been sought or granted. No liability to the PBGC has been or is expected by the Company or any Commonly Controlled Entity to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company or any Commonly Controlled Entity which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The funding target attainment percentage (as defined in section 303(d) of ERISA and section 430(d) of the Code) for each Plan (other than a Multiemployer Plan) is not less than 80 percent. Neither the Company nor any Commonly Controlled Entity has incurred or currently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

8K. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the execution and delivery of this Agreement or any other Note Documents, or the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental or regulatory body (other than routine filings after the closing day for any Notes with the SEC and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement or other Note Documents, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or thereof, except for filings with governmental bodies required in order to perfect the Collateral Agent’s Liens on the Collateral.

8L. Environmental Compliance. The Company and its Subsidiaries and all of their respective Properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply could not be reasonably expected to result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

8M. Investment Company Status. Neither the Company nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended.

8O. Rule 144A. The Notes are not of the same class as securities of the Company, if any, listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

8P. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to the Purchasers, any other holders of the Notes by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or any of its Subsidiaries taken as a whole and which has not been set forth in this Agreement

8Q. Delivery of Credit Agreement. The Company has delivered to each Purchaser prior to the date hereof a true, correct and complete copy of the Credit Agreement, including all amendments and waivers of any provision thereof.

8R. Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

8S. Interstate Commerce Act. Neither the Company nor any Subsidiary is a “rail carrier” or a person controlled by or affiliated with a “rail carrier” within the meaning of Title 49, U.S.C., and the Company is not a “carrier” to which 49 U.S.C. Section 11301(b)(1) is applicable.

8T. Solvency. Each of the Company and SMF (assuming with respect to SMF, that the fraudulent transfer savings language contained in the Guaranty Agreement applicable to SMF will be given full effect, and assuming with respect to the Company that the Guaranty Agreement and the Credit Agreement Guaranty are disregarded as obligations of SMF) is, and after the issuance and sale of each Note hereunder will be, Solvent.

8U. Security Interests.

(i) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in such Security Agreement) and, when financing statements in appropriate form are filed in the applicable UCC filing offices, the Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such portion of the Personal Property Collateral in which a security interest may be perfected by the filing of a financing statement under the UCC, in each case prior and superior in right to any other Person, other than Excepted Liens.

(ii) Each Mortgage with respect to a related Mortgaged Property is or will be effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable Lien on such Mortgaged Property and, when appropriate filings or registrations are made with the county clerk or recorder of the county in which such Mortgaged Property is located, such Mortgage will constitute a fully perfected Lien on all right, title and interest of the Company in such Mortgaged Property, prior and superior in right to any other Person, other than Excepted Liens.

8V. Foreign Assets Control Regulations, Etc.

(i) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the Foreign Assets Control Regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(ii) Neither the Company nor any Subsidiary (a) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(iii) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

8W. Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company or any Subsidiary, in such amounts, after giving effect to any self-insurance compatible with the following standards, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or any Subsidiary operates. The insurance coverage of the Borrower and its Subsidiaries as in effect on the Effective Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 8W.

9. REPRESENTATIONS OF THE PURCHASERS.

Each Purchaser represents as follows:

9A. Nature of Purchase. Such Purchaser is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser’s property shall at all times be and remain within its control.

9B. Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (the “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(i) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(ii) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(iii) the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1 or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(iv) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iv); or

(v) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

(vi) the Source is a governmental plan; or

(vii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

(viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

10A. Yield-Maintenance Terms.

“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

“Designated Spread” shall mean 1.00% in the case of each Series A Note and 0% in the case of each Note of any other Series.

“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the Treasury Yield Monitor page of Standard & Poor’s MMS – Treasury Market Insight (or, if S & P shall cease to report such yields in MMS – Treasury Market Insight or shall cease to be Prudential Capital Group’s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group’s customary source of such information), or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.

“Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

“Yield-Maintenance Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

10B. Other Terms.

“Acceptable Security Interest” in any Property of the Company or any of its Subsidiaries shall mean a Lien which (a) exists in favor of the Collateral Agent for the benefit of the Secured Parties; (b) is valid; (c) has been duly perfected and is enforceable against the Company and the Property covered thereby in preference to any rights of any Person therein, other than Excepted Liens; (d) is superior to all other Liens except Excepted Liens; (e) secures the Obligations and the Bank Obligations on a pari passu basis; and (f) in the case of Mortgaged Properties, as to which the requirements set forth in paragraph 5N have been satisfied.

“Acquisition” shall mean any transaction, or any series of related transactions, consummated on or after the Effective Date, by which the Company or one or more of its Subsidiaries (i) acquires all or substantially all of any going business or all or substantially all of the assets of any firm, corporation, partnership or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a corporation which have ordinary voting power for the election of directors (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding Equity Interests of a partnership or limited liability company.

“Additional Covenant” shall mean any affirmative or negative covenant or similar restriction applicable to the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of any covenant in paragraph 5 or 6 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the lenders under the Credit Agreement or any other agreement governing or evidencing Indebtedness in an aggregate principal amount committed or outstanding of $10,000,000 or more (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenants in paragraph 5 or 6 of this Agreement, or related definitions in paragraph 10 of this Agreement.

“Additional Default” shall mean any default or similar provision applicable to the Company or any Subsidiary the result of which is to accelerate, or permit the acceleration, (with the passage of time or giving of notice or both) of the maturity of the Indebtedness subject to such default or provision, or otherwise requires any Company or any Subsidiary to repay, redeem or purchase the Indebtedness subject to such default or provision prior to the stated maturity thereof and which either (i) is similar to any Default or Event of Default contained in paragraph 7 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the lenders under the Credit Agreement or any other agreement governing or evidencing Indebtedness in an aggregate principal amount committed or outstanding of $10,000,000 or more (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of any Default or Event of Default contained in paragraph 7 of this Agreement, or related definitions in paragraph 10 of this Agreement.

“Adjusted Covenant Period” shall mean the period commencing on the Effective Date and ending on December 31, 2010 (or such later date as the Company and the Required Holders may mutually establish).

“Adjusted EBITDAR” shall mean EBITDAR as it may be adjusted by the Required Holders in the reasonable exercise of their sole discretion to include (i) pro forma additions related to Permitted Acquisitions and (ii) certain non-recurring charges and/or extraordinary items proposed by the Company to be included in EBITDAR (and specifically including the adjustment agreed to by the Required Holders for the one-time, non-cash charge of approximately $35,500,000 taken by the Company in the fourth quarter of 2008 relating to the write-off of the goodwill balance). Following the closing of any Permitted Acquisition, the calculation of EBITDAR may be adjusted to take into account the financial impact of such Permitted Acquisition as if such Permitted Acquisition had occurred prior to, and the Subsidiary or Property acquired pursuant to such Permitted Acquisition had been owned by the Company or one of its consolidated Subsidiaries throughout, the entire calculation period prior to the date as of which such calculation is being made, but any such adjustment shall be calculated by the Required Holders in the reasonable exercise of their sole discretion.

“Adjusted Leverage Ratio” shall mean the ratio of (i) Adjusted Total Indebtedness as of such date, minus, during the Adjusted Covenant Period only, Excess Cash on Hand as of such date, to (ii) Adjusted EBITDAR for the period of four (4) consecutive fiscal quarters ending on such date.

“Adjusted Total Indebtedness” shall mean Total Indebtedness plus the aggregate face amount of all letters of credit issued and outstanding under the Credit Agreement.

“Affiliate” shall mean any Person directly or indirectly controlling, controlled by, or under the direct or indirect common control with, the Company. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting Equity Interests, by contract or otherwise.

“Anti-Terrorism Order” shall mean Executive Order No. 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Asset Coverage Ratio” shall mean, as of any calculation date, the ratio of (i) the sum of (a) total accounts of the Company and its Subsidiaries plus (b) net book value of the Company’s Consolidated fixed assets, in each case for this clause (i) measured as of the last day of the fiscal quarter of the Company for which the Company has delivered financial statements, to (ii) the amount equal to (a) total principal balance of all Indebtedness (including the Notes and all outstanding Bank Obligations), plus (b) without duplication, the aggregate face amount of all letters of credit issued and outstanding under the Credit Agreement, minus (b) Excess Cash on Hand, in each case for this clause (ii) measured as of such calculation date.

“Authorized Officer” shall mean in the case of the Company, its chief executive officer, its chief financial officer or any other officer of the Company involved principally in the financial operations of the Company and designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an Officer’s Certificate executed by the Company ‘s chief executive officer or chief financial officer and delivered to each holder of any Notes. Any action taken under this Agreement on behalf of the Company by any individual who on or after the Effective Date shall have been an Authorized Officer of the Company and whom the holders of the Notes in good faith believe to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company. Any document, agreement, instrument, certificate or notice signed by an Authorized Officer shall be deemed signed by the Authorized Officer in his or her capacity as an officer of the Company and not in his or her individual capacity; provided, however, that any certificate signed by an Authorized Officer on behalf of the Company shall be given by such Authorized Officer to the best of his or her actual personal knowledge.

"Available Borrowing Base” means, as of any calculation date, the amount by which (i) the Borrowing Base as determined for such date exceeds (ii) (A) the total outstanding principal balance of the Notes on such date minus (B) during the Adjusted Covenant Period only, Excess Cash on Hand on such date.

“Available Liquidity” shall mean, as of any calculation date, the unused portion of revolving credit commitments available under the Credit Agreement (subject to any limitations imposed by the Borrowing Base) plus net cash on hand of the Company and its Subsidiaries.

“Bank Guaranty Agreement” shall mean (i) the Second Restated Guaranty Agreement of SMF to be executed and delivered by SMF as of the Effective Date pursuant to the Credit Agreement, and (ii) any other guaranty agreement or other instrument at any time executed and delivered by a Guarantor to guarantee payment and performance of the Bank Obligations.

“Bank Obligations” shall mean all Indebtedness, including interest accrued thereon, and all other liabilities, obligations and indebtedness of the Company and any of its Subsidiaries under the Credit Agreement and all other Credit Documents.

“Borrowing Base” shall have the meaning specified in the Credit Agreement as in effect on the date hereof.

“Borrowing Base Report” shall have the meaning specified in the Credit Agreement as in effect on the date hereof.

“Business Day” shall mean any day other than (i) a Saturday or a Sunday, and (ii) a day on which commercial banks in New York City are required or authorized to be closed.

“Capital Expenditures” shall mean, for any applicable period of determination, the aggregate amount of all expenditures of the Company and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

“Capital Lease” shall mean all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP.

“Capitalized Lease Obligation” shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

“Collateral” shall mean, collectively, (i) the Personal Property Collateral, (ii) the Mortgaged Properties, and (iii) any other Property in which the Collateral Agent is at any time granted a Lien as security for the Obligations.

“Collateral Agent” shall mean Bank of Oklahoma, N.A., in its capacity as collateral agent for the Banks, the holders of the Notes and the other Secured Parties pursuant to this Agreement and the Intercreditor Agreement, or any successor collateral agent appointed pursuant to Section 4.9 of the Intercreditor Agreement.

“Collateral Documents” shall mean the Security Agreement, the Mortgages and each other document, instrument or agreement executed in connection therewith or otherwise executed in order to secure all or a portion of the Obligations.

“Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 414(b) or 414(c) of the Code.

“Consolidated” and “consolidated” shall mean the consolidation of the accounts of the Company and its Subsidiaries in accordance with GAAP, including principles of consolidation, consistent with those applied in the preparation of the audited financial statements referred to in paragraph 8B.

“Contingency Reserve” shall mean accruals (other than de minimis accruals) for matters of a contingent nature that are generally infrequent or unusual and not in the ordinary course of the Company’s or its Subsidiaries’ businesses, excluding reserves for the Company’s and its Subsidiaries’ workers’ compensation and bodily injury and property damage programs.

“Credit Agreement” shall mean the Third Amended and Restated Credit Agreement, dated as of the date hereof, among the Company, the lender parties thereto and the Bank of Oklahoma, as agent for such lenders, as amended or otherwise modified from time to time, and any credit facility replacing or refinancing such Revolving Credit Agreement.

“Credit Documents” shall mean, collectively, the Credit Agreement, the Credit Agreement Guaranty, the promissory notes and letters of credit (and the application and/or reimbursement agreement executed by the Company in connection with the issuance of same) issued pursuant to the Credit Agreement, and any and all other instruments executed or delivered by the Company and its Subsidiaries in connection with the foregoing, together with all amendments, substitutions, renewals and extensions thereof.

“Credit Agreement Guaranty” shall mean any guaranty agreement or other instrument at any time executed and delivered by a Guarantor to guarantee payment and performance of any of the Bank Obligations.

“Credit Parties” shall mean the Company and each Guarantor.

“Debtor Relief Laws” shall mean (i) the United States Bankruptcy Code, (ii) all other laws relating to liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency or reorganization, and (iii) all other similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default Rate” shall mean, for any Series of Notes at any time upon the occurrence of an Event of Default and until such Event of Default has been cured or waived in writing, a rate of interest per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law and (ii) the greater of (a) 2% over the coupon rate for such Series of Note over the rate of interest in effect as of the Effective Date and (b) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York from time to time as its “base” or “prime” rate.

“Discontinued Operations” shall mean, upon authorized plan of the Board of Directors of the Company, the assets, liabilities, income or loss resulting from the sale of 100% of the common stock of Jevic, determined in accordance with GAAP.

“EBITDAR” shall mean, for any period, the sum of Net Income, plus, to the extent deducted in the determination of Net Income, (i) all provisions for federal, state and other income tax of the Company and its Subsidiaries (ii) Interest Expense, (iii) provisions for depreciation and amortization and (iv) Rental Expense, excluding (a) any gains or losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), (b) any gains resulting from the write-up of assets, (c) any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for any period prior to the date of Acquisition, (d) any deferred credit representing the excess of equity in any such Subsidiary at the date of Acquisition over the cost of the investment in such Subsidiary, (e) any gains or losses from the acquisition of securities or the retirement or extinguishment of Indebtedness, (f) any gains on collections from the proceeds of insurance policies or settlements, (g) any restoration to income of any Contingency Reserve, except to the extent that provision for such reserve was made out of income accrued during such period, (h) any income, gain or loss during such period from any discontinued operations or the disposition thereof, from any extraordinary items or from any prior period adjustments, and (i) any interest of the Company or any Subsidiary in the undistributed earnings (but not losses) of any Person which is not a Subsidiary of the Company, which in the aggregate will be deducted only to the extent they are positive, adjusted for minority interests in Subsidiaries.

“Effective Date” shall mean June 26, 2009.

“Environmental and Safety Laws” shall mean all laws relating to pollution, the release or other discharge, handling, disposition or treatment of Hazardous Materials and other substances or the protection of the environment or of employee health and safety, including without limitation, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 7401 et. seq.), the Clean Air Act (42 U.S.C. Section 401 et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et. seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. Section 11001 et. seq.), each as the same may be amended and supplemented.

“Equity Interests” shall mean, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

“Event of Default” shall mean any of the events or circumstances specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and “Default” shall mean any of such events, whether or not any such requirement has been satisfied.

“Excepted Liens” shall mean the following Liens against Properties of the Company or any of its Subsidiaries: (i) deposits to secure payment of worker’s compensation, unemployment insurance and other similar benefits; (ii) Liens for property taxes not yet due or the validity or amount of which are being contested in good faith by appropriate proceedings and against which the Company has established reserves in conformity with GAAP; (iii) statutory Liens which (A) are being contested in good faith by appropriate legal proceedings and against which the Company has established reserves in conformity with GAAP or (B) arise in the ordinary course of business and secure obligations which are not yet due and not in default; (iv) Liens to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction, government or sales contracts and other similar obligations or otherwise to satisfy statutory or legal obligations, provided that in each such case such Liens (A) were not incurred or made in connection with the incurrence or maintenance of Indebtedness, the borrowing of money, the obtaining of advances or credit, and (B) do not in the aggregate materially detract from the value of the Property so encumbered or materially impair the use thereof in the operation of its business; (v) title defects, title irregularities, easements, zoning restrictions, rights-of-way, encroachments, encumbrances on real property imposed by law or arising in the ordinary course of business and other title matters of a minor nature that in each case do not secure any monetary obligations and do not materially detract from the value of the affected Property or materially impair or interfere with the use thereof in the ordinary course of business; and (vi) attachment, judgment and other similar Liens arising in connection with court proceedings, provided, however, that such Liens are in existence for less than 30 days after the entry thereof or the execution or other enforcement thereof is effectively stayed, but only if the claims secured thereby are being contested in good faith by appropriate legal proceedings and the Company has established reserves in conformity with GAAP for such claims.

“Excess Cash on Hand” means, as of any date, the positive excess (if any) of (i) total unencumbered cash and cash equivalents (except for cash and cash equivalents encumbered by Liens in favor of the Collateral Agent) of the Company and its Subsidiaries on hand on such date in excess of $5,000,000, minus (ii) the total principal amount of all outstanding loans under the Credit Agreement on such date.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Existing Subsidiaries” shall mean STI, SCS and SMF.

“Fixed Charge Coverage Ratio” shall mean, for any period of determination, the ratio of (i) Net Cash Flow for such period to (ii) Total Debt Service for the same period.

“GAAP” shall have the meaning set forth in paragraph 10C.

“Guarantors” shall mean (i) SMF, (ii) any other Subsidiary hereafter formed or acquired by the Company, and (iii) any other Person that becomes a guarantor of all or a portion of the Obligations.

“Guaranty Agreement” shall mean (i) the Second Restated Guaranty Agreement of SMF, in substantially the form of Exhibit C hereto, to be executed and delivered by SMF as of the Effective Date, and (ii) any other guaranty agreement or other instrument at any time executed and delivered by a Guarantor to guarantee payment and performance of the Obligations.

“Hazardous Materials” shall mean (i) any material or substance defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous material,” “toxic substances” or any other formulations intended to define, list or classify substances by reason of their deleterious properties, (ii) any oil, petroleum or petroleum derived substances, (iii) any flammable substances or explosives, (iv) any radioactive materials, (v) asbestos in any form, (vi) electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, (vii) pesticides or (viii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental agency or authority or which may or could pose a hazard to the health and safety of persons in the vicinity thereof.

“Hostile Tender Offer” shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity.

“including” shall mean, unless the context clearly requires otherwise, “including without limitation.”

“Indebtedness” shall mean with respect to any Person without duplication, (1) indebtedness or liability for borrowed money; (2) obligations evidenced by bonds, debentures, notes, or other similar instruments; (3) obligations for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (4) redemption obligations in respect of mandatorily redeemable Preferred Stock; (5) obligations as lessee under Capital Leases; (6) the amount of unfunded benefit liabilities (as defined in section 4001(a)(18) of ERISA); (7) obligations under acceptance facilities; (8) the outstanding balance of the purchase price of uncollected accounts receivable of such Person subject at such time to a sale of receivables or other similar transaction, regardless of whether such transaction is effected without recourse to such Person or in a manner which would not be reflected on the balance sheet of such Person in accordance with GAAP; (9) obligations secured by any Liens (other than Excepted Liens), whether or not the obligations have been assumed; and (10) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss with respect to liabilities of a type described in any of the clauses above.

“INHAM Exemption” shall have the meaning set forth in paragraph 9B.

“Intercreditor Agreement” shall mean the Intercreditor and Collateral Agency Agreement, dated as of the date hereof, by and among the Purchasers, the lenders from time to time parties to the Credit Agreement, Bank of Oklahoma, N.A., in its capacity as administrative agent for such lenders, and the Collateral Agent, as amended or modified from time to time.

“Interest Expense” shall mean, with respect to any period, the sum (without duplication) of (i) all interest and prepayment charges in respect of any Indebtedness (including imputed interest in respect of Capitalized Lease Obligations and net costs of Rate Management Transactions) deducted in determining Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Net Income for such period, plus (ii) all debt discount and expenses amortized or required to be amortized in the determination of Net Income for such period.

“Jevic” shall mean Jevic Transportation, Inc., a New Jersey corporation.

“Leverage Ratio” shall mean, as of the last day of any completed fiscal quarter of the Company, the ratio of (i) Total Indebtedness as of such date, minus, during the Adjusted Covenant Period only, Excess Cash on Hand as of such date, to (ii) Adjusted EBITDAR for the period of four (4) consecutive fiscal quarters ending on such date.

“Lien” shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), of preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

“Maintenance Capital Expenditures” shall mean Capital Expenditures by the Company and its Subsidiaries during a particular period of determination (i) for purchases of tractors, trailers, and other revenue equipment deemed by the Company to be replacement purchases and (ii) to maintain long term assets (e.g., property, plant and equipment) in good working order.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Mortgage” shall mean, as to each Mortgaged Property, a real estate mortgage, deed of trust or other instrument to be executed by the Company or a Subsidiary in favor of the Collateral Agent in order to grant the Collateral Agent a Lien thereon to secure the Obligations and the Bank Obligations.

“Mortgaged Properties” shall mean (i) the terminal facilities located on the tract or tracts of land more particularly described on Schedule 5N attached hereto, (ii) any additional real Properties in which the Collateral Agent may be granted a Lien pursuant to the substitution provision set forth in paragraph 5N, and (iii) any other real Properties (in addition to those described in the foregoing clauses (i) and (ii)) in which a Lien may at any time be granted to the Collateral Agent to secure the Obligations. As to each of such Properties, the term “Mortgaged Property” includes all land, buildings, structures, improvements, fixtures, and other property rights relating thereto which are considered real property under the laws of the state or jurisdiction in which such Property is located.

“Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC Annual Statement” shall have the meaning set forth in paragraph 9B.

“Net Cash Flow” shall mean Adjusted EBITDAR less the sum of Rental Expense, cash taxes, Maintenance Capital Expenditures, distributions (to the extent payment of such distributions was consented to by the Required Holders) and treasury stock purchases to the extent permitted by paragraph 6N).

“Net Income” shall mean, for any period of determination, with respect to the Company on a Consolidated basis with its Subsidiaries (other than any Subsidiary which is restricted from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise), cumulative net income earned during such period as determined in accordance with GAAP.

“Net Income from Continuing Operations” means Net Income resulting from operations of the Company that continue to exist subsequent to the closing of the sale of 100% of the common stock of Jevic.

“Net Orderly Liquidation Value” shall mean, with respect to the Rolling Stock of the Company and its Subsidiaries, the net amount, as estimated by an independent appraiser, that could be realized from an orderly liquidation sale, given a reasonable period of time to find a purchaser (or purchasers) with the Company being compelled to sell on an as-is, where-is basis.

“Net Proceeds” shall mean the net cash proceeds from the sale or issuance of any Equity Interests, net of all underwriters’ discounts and commissions, other marketing and selling expenses.

“Net Worth” shall mean, as at any time of determination thereof, the Consolidated stockholders’ equity of the Company and its Subsidiaries.

“Note Documents” shall mean this Agreement, the Notes, the Guaranty Agreement, the Collateral Documents, the Intercreditor Agreement, and all other instruments, certificates, documents and other writings now or hereafter executed and delivered by the Company, any Subsidiary of the Company or any other Person pursuant to or in connection with any of the foregoing or any of the transactions contemplated thereby, and any and all amendments, restatements supplements and other modifications to any of the foregoing.

“Notes” shall have the meaning specified in paragraph 1.

“Obligations” shall mean all liabilities, obligations and indebtedness, of every kind and description and howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now existing or hereafter arising, and whether joint, several, or joint and several, of the Company or any Subsidiary to the holders of the Notes arising under or evidenced by this Agreement, the Notes and the other Note Documents, including principal, interest (including interest accruing on the Notes after the commencement of any proceeding under any Debtor Relief Laws, notwithstanding any provision or rule of law which might restrict the rights of the holders of the Notes, as against the Company or any other Person, to collect such interest), Yield-Maintenance Amount, indemnification and all administrative fees, legal fees and other fees and expenses payable to the holders as set forth in this Agreement and the other Note Documents.

“Officer’s Certificate” shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

“Operating Lease” shall mean any lease of any property (whether real, personal or mixed) which is not a Capital Lease.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Acquisition” shall mean an Acquisition permitted under paragraph 6D(viii).

“Person” shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

“Personal Property Collateral” shall mean all of the following items and types of personal property of the Company and its Subsidiaries, of every kind and character, whether now owned and existing or hereafter acquired or arising, wherever located, together with all accessions thereto, substitutions and replacements therefor, and all proceeds (including insurance proceeds) and products thereof: (i) all accounts, accounts receivable, contracts, contract rights, electronic chattel paper, tax refunds, indemnification rights, warranty claims, commercial tort claims, and general intangibles, (ii) all Rolling Stock, furniture, fixtures, machinery, equipment, tools, tooling, inventory and other goods, (iii) all patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software license rights, and other intellectual property rights, (iv) all securities, financial assets and other investment property, (v) all promissory notes, instruments, chattel paper and documents, (vi) all letter-of-credit rights, (vii) all as-extracted collateral, (viii) all deposit accounts and certificates of deposit, (ix) all cash, cash equivalents and money, and (x) all Equity Interests held by the Company in its Subsidiaries.

“Plan” shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Commonly Controlled Entity.

“Preferred Stock” shall mean any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

“Property” shall mean any asset or property, whether real, personal or mixed, tangible or intangible, which is now or at any time hereafter owned, operated or leased by the Company or any Subsidiary.

“Prudential” shall mean The Prudential Insurance Company of America.

“Prudential Affiliate” shall mean (a) any corporation or other entity controlling, controlled by, or under common control with, Prudential, or (b) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (a) of this definition. For purposes of this definition, the terms “control”, “controlling” and “controlled” shall mean the ownership, directly or through subsidiaries, of a majority of a corporation’s or other entity’s voting stock or equivalent voting securities or interests.

“Purchasers” shall have the meaning assigned to such term in the initial paragraph of this Agreement.

“QPAM Exemption” shall have the meaning set forth in paragraph 9B.

“Rate Management Obligations” of a Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions. For the purposes of this Agreement, the amount of the obligation under any Rate Management Transaction shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Rate Management Transaction had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Rate Management Transaction provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

“Rate Management Transaction” shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Company which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Related Party” shall mean (i) any Shareholder, (ii) any executive officer or director of the Company, (iii) all individuals to whom such Persons are related by blood, adoption or marriage and (iv) all Affiliates of the foregoing Persons.

“Rental Expense” shall mean with reference to any period, the aggregate amount of all payments for rent or additional rent (including all payments for taxes and insurance made directly to the lessor, but excluding payments for maintenance, repairs, alterations, construction, demolition and the like) for which the Company or Subsidiaries are directly or indirectly liable (as lessee or as guarantor or other surety) under all Operating Leases in effect at any time during such period.

“Rental Obligations” shall mean with reference to any period, the aggregate amount of all future payments for rent or additional rent (including all payments for taxes and insurance made directly to the lessor, but excluding payments for maintenance, repairs, alterations, construction, demolition and the like) for which the Company or Subsidiaries are directly or indirectly liable (as lessee or as guarantor or other surety) under all Operating Leases in effect at such period end that are not cancelable.

“Reportable Event” shall mean any of the events set forth in section 4043(b) of ERISA or the regulation thereunder, a withdrawal from a plan described in Section 4063 of ERISA, or a cessation of operations described in section 4062(e) of ERISA.

“Required Holders” shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes outstanding at such time.

“Rolling Stock” means new and used trucks, tractors, trailers, lifts and forklifts, together with all attachments and accessions to any of the foregoing, owned by the Company and its Subsidiaries and used or useable in the operation of their respective businesses.

“S & P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies, Inc., and its successors.

"SCS” means SCS Transportation, Inc., a Delaware corporation.

“SEC” shall mean the Securities and Exchange Commission (or any governmental body or agency succeeding to the function of the Securities and Exchange Commission).

“Secured Parties” shall mean (i) all holders of the Notes, (ii) all other Persons from time to time holding any of the Obligations or a participation therein, (iii) the administrative agent under the Credit Agreement, (iv) all Persons from time to time holding any of the Bank Obligations or a participation therein, including any counterparty to a Rate Management Transaction and (v) the beneficiaries of each indemnification obligation undertaken by the Company under any Note Document or any Credit Document.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” shall mean the Security Agreement, in substantially the form of Exhibit D hereto to be entered into by the Company, STI and SMF in favor of the Collateral Agent for the benefit of the Secured Parties.

“Series” shall have the meaning specified in paragraph 1.

“Series A Note(s)” shall have the meaning specified in paragraph 2A.

“Series B Note(s)” shall have the meaning specified in paragraph 2B.

“Series C Note(s)” shall have the meaning specified in paragraph 2C.

“Shareholder” shall mean any Person who owns, beneficially or of record, directly or indirectly, at any time during any year with respect to which a computation is being made, either individually or together with all persons to whom such Person is related by blood, adoption or marriage, 5% or more of the outstanding Equity Interests of the Company which by the terms thereof have ordinary voting power under ordinary circumstances to elect a majority of the board of directors of the Company.

“Significant Holder” shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

“SMF” shall mean Saia Motor Freight Line, LLC, a Louisiana limited liability company (formerly Saia Motor Freight Line, Inc.).

“Solvent” shall mean, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“STI” means Saia Transportation, Inc., a Delaware corporation.

“Subsidiary” of a Person shall mean any corporation, association, partnership or other business entity of which more than 50% of the outstanding Equity Interests having by the terms thereof ordinary voting power under ordinary circumstances to elect a majority of the board of directors or Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such entity (irrespective of whether at the time Equity Interests of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Company.

“Tangible Assets” shall mean the consolidated assets of the Company and its Subsidiaries less, without duplication, (i) all intangible assets, including goodwill, licenses, organizational expense, unamortized debt discount and expense carried as an asset, and any write-up in the book value of assets, and (ii) all reserves for depreciation and other asset valuation reserves (but excluding reserves for federal, state, and other income taxes), net of accumulated amortization.

“Tangible Net Worth” shall mean, without duplication, as of any calculation date, Net Worth less (i) all intangible items, including goodwill, licenses, organizational expense, unamortized debt discount and expense carried as an asset and any write-up in the book value of assets and (ii) all reserves for depreciation and other asset valuation reserves (but excluding reserves for federal, state, and other income taxes), net of accumulated amortization.

“Total Debt Service” shall mean the sum of Interest Expense, scheduled principal payments on long-term debt and Capital Lease payments.

“Total Indebtedness” shall mean, as of any calculation date, the Consolidated Indebtedness of the Company and its Subsidiaries as of such date plus six (6) times Rental Expense for the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date.

“Transfer” shall mean, with respect to any item of Property, the sale, exchange, conveyance, lease, transfer or other disposition of such item.

“Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

“UCC” shall mean the Uniform Commercial Code as adopted and in effect in the State of Oklahoma or any other relevant jurisdiction.

“USA Patriot Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001, as amended from time to time, and the rules and regulations promulgated hereunder from time to time in effect.

“Vehicle Title Service Company” means VINtek, Inc. or any other Person designated by the Collateral Agent from time to time to hold certificates of title on Rolling Stock.

“Wholly Owned Subsidiary” shall mean, with respect to the Company, any Subsidiary (i) all of the Equity Interests of which are, at the time as of which any determination is being made, owned by the Company either directly or through one or more other Wholly Owned Subsidiaries, and (ii) which has outstanding no options, warrants, rights or other securities entitling the holder thereof (other than the Company or a Wholly Owned Subsidiary) to acquire any Equity Interests in such Subsidiary.

10C. Accounting Principles, Terms and Determinations. References in this Agreement to “GAAP” shall be deemed to refer to generally accepted accounting principles in effect in the United States. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial data, statements and certificates and reports as to financial matters required to be furnished hereunder (including financial ratios and other financial calculations) shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements referred to in clause (i) of paragraph 8B. If at any time any Accounting Change (as defined below) would affect the computation of any financial ratio or other financial calculation set forth in this Agreement, (i) such ratio or calculation shall continue to be made in accordance with GAAP as in effect on January 1, 2008 and (ii) the Company shall provide to the holders of the Notes a reconciliation between such ratio or calculation made before and after giving effect to such Accounting Change. For purposes of this paragraph 10C, an “Accounting Change” means (A) any change in accounting principles required by GAAP and implemented by the Company, (B) any change in accounting principles recommended by the Company’s independent accountants; and (C) any change in carrying value of the Company’s or any of its Subsidiaries’ assets, liabilities or equity accounts resulting from any adjustments that, in each case, were applicable to, but not included in, the audited financial statements referred to in paragraph 8B. For purposes of determining compliance with the financial covenants contained in this Agreement, including without limitation those set forth in paragraph 6A, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Statement of Financial Accounting Standards No. 159 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

10D. Terms Defined in UCC. Except as otherwise defined herein, terms used herein that are defined in Article 9 of the UCC are used herein with the same meanings.

10E. Construction. The following rules of interpretation and construction shall apply, unless the context otherwise requires: (a) all terms defined herein in the singular shall include the plural, as the context requires, and vice versa; (b) the descriptive headings of the sections of this Agreement are for convenience only and shall not be used in the construction of the content of this Agreement; (c) references to sections when used in this Agreement refer to specific sections of this Agreement; (d) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the term “or” is not exclusive; and (f) the term “including” (or any form thereof) is not intended to be limiting or exclusive.

11. MISCELLANEOUS.

11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to (i) the account or accounts of such Purchaser, if any, as are specified in the Purchaser Schedule attached hereto, or (ii) such account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A. No holder shall be required to present or surrender any Note or make any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the applicable holder shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office.

11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:

(i) (A) all stamp and documentary taxes and similar charges, (B) costs of obtaining a private placement number from S&P for the Notes and (C) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the issuance of the Notes;

(ii) document production and duplication charges and the reasonable fees and expenses of any special counsel engaged by Prudential or such Purchaser or such Transferee (other than any fees or expenses of such Purchaser or Transferee in connection with the transfer of any Note) in connection with (A) this Agreement and the transactions contemplated hereby and (B) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement, whether or not such the proposed action shall be effected or granted;

(iii) the costs and expenses, including financial advisory fees and reasonable attorneys’ fees, incurred by Prudential or such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of Prudential or such Purchaser’s or such Transferee’s having acquired any Note, including without limitation costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case;

(iv) the costs and expenses, including the fees and charges of the Vehicle Title Service Company, all search, filing, recording, title insurance, appraisal, and environmental assessment fees and charges (and all taxes related thereto) and other out-of-pocket expenses, incurred by Prudential or such Purchaser or such Transferee in connection with administering the Collateral; and

(iv) any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

The Company will promptly pay or reimburse each Purchaser or holder of a Note (upon demand, in accordance with each such Purchaser’s or holder’s written instructions) for all fees and costs paid or payable by such Purchaser or holder to the SVO in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related to this Agreement, with the SVO or any successor organization acceding to the authority thereof.

The Company shall indemnify each holder of the Notes and each of its Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Notes, the other Note Documents, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or under the Notes, the other Note Documents, or the consummation of the transactions contemplated hereby or thereby, (ii) any Notes or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of the Company’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Note. The Company’s obligations under clause (ii)(A) of this paragraph 11B shall be deemed to have been fully satisfied upon payment of the Structuring Fee.

11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holders except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the time of payment of, or increase the rate of, interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, and (ii) without the written consent of the holder or holders of all Notes at the time outstanding, (A) no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, and (B) all or substantially all of the Collateral securing the Obligations may not be released or subordinated. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, and within five Business Days of receipt of such Notes, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, and within five Business Days of receipt of such Notes, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder’s attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the other Note Documents and each confirmation of acceptance issued with each Series of Notes, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not. Each Purchaser and each Transferee hereby agree that upon becoming a holder of any Note it shall become, without any further action on the part of such Person or the parties to the Intercreditor Agreement, a party to the Intercreditor Agreement and the terms of the Intercreditor Agreement shall bind and inure to the benefit of such Person.

11H. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

11I. Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to Prudential or any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto or at such other address as Prudential or any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company, or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 11465 Johns Creek Parkway, Johns Creek, GA 30097; provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Purchaser Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

11J. Payments due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, then and in such event payment shall be made on the next succeeding Business Day, but shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

11K. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11L. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

11M. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to Prudential, any Purchaser, to any holder of Notes or to the Required Holders, the determination of such satisfaction shall be made by Prudential, such Purchaser, such holder or the Required Holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

11N. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

11O. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

11P. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

11Q. Binding Agreement. When this Agreement is executed and delivered by the Company and the Purchasers, it shall become a binding agreement between the Company, the Purchasers, and their successors and assigns.

11R. Waiver of Jury Trial; Consent to Jurisdiction.

(i) THE COMPANY, PRUDENTIAL AND EACH HOLDER OF NOTES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION OF ANY CLAIM WHICH IS BASED HEREON, OR ARISES OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER NOTE DOCUMENTS, OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY, PRUDENTIAL OR THE HOLDERS OF THE NOTES. THE COMPANY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR PRUDENTIAL AND EACH PURCHASER TO BECOME A PARTY TO THIS AGREEMENT AND TO PURCHASE NOTES HEREUNDER.

(ii) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE OTHER NOTE DOCUMENTS OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY, PRUDENTIAL OR THE HOLDERS OF NOTES MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY, PRUDENTIAL AND EACH HOLDER OF NOTES HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(iii) The Company hereby agrees that process may be served on it by certified mail, return receipt requested, to the addresses pertaining to it as specified in paragraph 11I or on Corporation Service Company, located at 80 State Street, Albany, NY 12207, and hereby appoints Corporation Service Company as its agent to receive such service of process. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against the Company if given by registered or certified mail, return receipt requested, or by any other means or mail which requires a signed receipt, postage prepaid, mailed as provided above. In the event Corporation Service Company shall not be able to accept service of process as aforesaid and if the Company shall not maintain an office in New York City, the Company shall promptly appoint and maintain an agent qualified to act as an agent for service of process with respect to the courts specified in paragraph 11R(ii), and acceptable to the Required Holders, as the Company’s authorized agent to accept and acknowledge on the Company’s behalf service of any and all process which may be served in any such action, suit or proceeding.

11S. Confidential Information. For the purposes of this paragraph 11S, “Confidential Information” means information delivered to Prudential or any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by Prudential or such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to Prudential or such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Prudential or such Purchaser or any person acting on behalf of Prudential or such Purchaser, (c) otherwise becomes known to Prudential or such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to Prudential or such Purchaser under paragraph 5A that are otherwise publicly available. Prudential and each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by Prudential or such Purchaser in good faith to protect confidential information of third parties delivered to Prudential or such Purchaser, provided that Prudential or such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 11S, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11S), (v) any Person from which Prudential or such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11S), (vi) any federal or state regulatory authority having jurisdiction over Prudential or such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of Prudential or such Purchaser or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to Prudential or such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which Prudential or such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent Prudential or such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under its Notes or this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 11S as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this paragraph 11S.

11T. Transaction References. The Company agrees that Prudential may (i) refer to its role in connection with the purchase of the Notes from the Company, as well as the identity of the Company and the aggregate principal amount and issue date of the Notes, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (ii) display the Company’s corporate logo in conjunction with any such reference.

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.

Very truly yours,

SAIA, INC.

By:
Title:

The foregoing Agreement is hereby accepted
as of the date first above written.

Prudential Investment Management, Inc.

By:
Vice President

The Prudential Insurance Company of America

By:
Vice President

Pruco Life Insurance Company

By:
Vice President

Reliastar Life Insurance Company

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Vice President

Security Life Of Denver Insurance Company (formerly Southland Life Insurance Company)

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Vice President

Pruco Life Insurance Company Of New Jersey

By:
Vice President

Prudential Retirement Insurance And Annuity Company

By:	Prudential Investment Management, Inc., as investment manager

By:
Vice President

United Of Omaha Life Insurance Company

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
By:	Prudential Private Placement	Investors, Inc. (as its General Partner)

By:
Vice President

Universal Prudential Arizona Reinsurance Company

By: Prudential Investment Management, Inc., as investment manager

By:
Vice President

Zurich American Insurance Company

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
By:	Prudential Private Placement	Investors, Inc. (as its General Partner)

By:
Vice President

PURCHASER SCHEDULE

SAIA, INC.

PURCHASER SCHEDULES

		7.38% Series A	6.14% Series B	6.17% Series C
		Notes due	Notes due	Notes due
		12/31/2013	12/31/2017	12/31/2017
	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$71,598,000.00	$5,325,000,.00	$6,200,000.00
			$3,625,000.00	$7,900,000.00
(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Account Name: Prudential Managed Portfolio Account No.: P86188 (please do not include spaces) For payments on account of the following Notes:
Series A — $71,598,000.00 Series C – $6,200,000.00
Account Name: The Prudential — Privest Portfolio Account No.: P86189 (please do not include spaces) For payments on account of the following Notes:
Series B — $5,325,000.00 Series C — $7,900,000.00
Account Name: Privest Plus Account No.: P86288 (please do not include spaces) For payments on account of the following Note:
Series B — $3,625,000.00
JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Each such wire transfer shall set forth the name
of the Company, a reference to “[description of
Notes], PPN Number” and the due date and
application (as among principal, interest and
Yield-Maintenance Amount) of the payment being
made.

(2)	Address for all notices relating to payments:
The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077
Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:
The Prudential Insurance Company of America c/o Prudential Capital Group 1170 Peachtree Street, Suite 500 Atlanta, GA 30309
Attention: Managing Director
(4)	Recipient of telephonic prepayment notices:
Manager, Trade Management Group
Telephone: (973) 367-3141
Facsimile: (888) 889-3832
(5)	Address for Delivery of Notes:
Send physical security by nationwide overnight delivery service to:
Prudential Capital Group 1170 Peachtree Street, Suite 500 Atlanta, GA 30309 Attention: Michael R. Fierro, Esq. Telephone: (404) 870-3753
(6)	Tax Identification No.: 22-1211670

Signature Block:

THE PRUDENTIAL INSURANCE

COMPANY OF AMERICA

By:
Vice President

		7.38% Series A	6.14% Series B	6.17% Series C
		Notes due	Notes due	Notes due
		12/31/2013	12/31/2017	12/31/2017
	PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY	-0-	$1,150,000.00	$1,050,000.00
(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
JPMorgan Chase Bank New York, NY ABA No.: 021-000-021
Account No.: P86202 (please do not include spaces) Account Name: Pruco Life of New Jersey Private Placement

Each such wire transfer shall set forth the name
of the Company, a reference to “[description of
Notes, PPN Number”, and the due date and
application (as among principal, interest and
Yield-Maintenance Amount) of the payment being
made.

(2)	Address for all notices relating to payments:
Pruco Life Insurance Company of New Jersey c/o The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077
Attention: Manager, Billings and Collections
(3)	Address for all other communications and notices:
Pruco Life Insurance Company of New Jersey c/o Prudential Capital Group 1170 Peachtree Street, Suite 500 Atlanta, GA 30309
Attention: Managing Director
(4)	Recipient of telephonic prepayment notices:
Manager, Trade Management Group
Telephone: (973) 367-3141
Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:
Send physical security by nationwide overnight delivery service to:
Prudential Capital Group 1170 Peachtree Street Atlanta, GA 30309 Attention: Michael R. Fierro, Esq. Telephone: (404) 870-3753
(6)	Tax Identification No.: 22-2426091

Signature Block:

PRUCO LIFE INSURANCE COMPANY

OF NEW JERSEY

By:
Assistant Vice President

		7.38% Series A	6.14% Series B	6.17% Series C
		Notes due	Notes due	Notes due
		12/31/2013	12/31/2017	12/31/2017
	PRUCO LIFE INSURANCE COMPANY	$3,402,000.00	-0-	-0-
(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
JPMorgan Chase Bank New York, NY ABA No.: 021-000-021
Account No.: P86192 (please do not include spaces) Account Name: Pruco Life Private Placement

Each such wire transfer shall set forth the name
of the Company, a reference to “[description of
Notes, PPN Number”, and the due date and
application (as among principal, interest and
Yield-Maintenance Amount) of the payment being
made.

(2)	Address for all notices relating to payments:
Pruco Life Insurance Company c/o The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077
Attention: Manager, Billings and Collections
(3)	Address for all other communications and notices:
Pruco Life Insurance Company c/o Prudential Capital Group 1170 Peachtree Street, Suite 500 Atlanta, GA 30309
Attention: Managing Director
(4)	Recipient of telephonic prepayment notices:
Manager, Trade Management Group
Telephone: (973) 367-3141
Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:
Send physical security by nationwide overnight delivery service to:
Prudential Capital Group 1170 Peachtree Street Atlanta, GA 30309 Attention: Michael R. Fierro, Esq. Telephone: (404) 870-3753
(6)	Tax Identification No.: 22-1944557

Signature Block:

PRUCO LIFE INSURANCE COMPANY

By:
Assistant Vice President

		7.38% Series A	6.14% Series B	6.17% Series C
		Notes due	Notes due	Notes due
		12/31/2013	12/31/2017	12/31/2017
	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY	-0-	$11,350,000.00	-0-
(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
JP Morgan Chase Bank New York, NY ABA No. 021000021
Account Name: PRIAC Account No. P86329 (please do not include spaces)

Each such wire transfer shall set forth the name
of the Company, a reference to “[description of
Notes, PPN Number” and the due date and
application (as among principal, interest and
Yield-Maintenance Amount) of the payment being
made.

(2)	Address for all notices relating to payments:

Prudential Retirement Insurance and Annuity Company
c/o Prudential Investment Management, Inc.
Private Placement Trade Management
PRIAC Administration
Gateway Center Four, 7th Floor
100 Mulberry Street
Newark, NJ 07102
Telephone: (973) 802-8107
Facsimile: (888) 889-3832

(3)	Address for all other communications and notices:
Prudential Retirement Insurance and Annuity Company c/o Prudential Capital Group 1170 Peachtree Street, Suite 500 Atlanta, GA 30309
Attention: Managing Director

(4)	Address for Delivery of Notes:
Send physical security by nationwide overnight delivery service to:
Prudential Capital Group 1170 Peachtree Street, Suite 500 Atlanta, GA 30309 Attention: Michael R. Fierro, Esq. Telephone: (404) 870-3753
(5)	Tax Identification No.: 06-1050034

Signature Block:

PRUDENTIAL RETIREMENT INSURANCE

AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., As investment manager
By: Vice President

		7.38% Series A	6.14% Series B	6.17% Series C
		Notes due	Notes due	Notes due
		12/31/2013	12/31/2017	12/31/2017
	UNITED OF OMAHA LIFE INSURANCE COMPANY	-0-	$3,550,000.00	-0-
(1)	All principal, interest and Yield-Maintenance Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
ABA No. 021-000-021
Private Income Processing
For Credit to account: 900-9000200
For further credit to Account Name: United of
Omaha Life Insurance Company
For further credit to Account Number: G09588

Each such wire transfer shall set forth the name
of the Company, a reference to “[description of
Notes, PPN Number” and the due date and
application (as among principal, interest and
Yield-Maintenance Amount) of the payment being
made.

(2)	All payments, other than principal, interest or Yield-Maintenance Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
JPMorgan Chase Bank ABA No. 021-000-021 Account No. G09588 Account Name: United of Omaha Life Insurance Co.
Each such wire transfer shall set forth the name of the Company, a reference to “[description of Notes, PPN Number” and the due date and application (e.g., type of fee) of the payment being made.
(3)	Address for all notices relating to payments:
JPMorgan Chase Bank 14201 Dallas Parkway — 13th Floor Dallas, TX 75254-2917 Attn: Income Processing — G. Ruiz a/c: G09588

(4)	Address for all other communications and notices:
Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 1170 Peachtree Street, Suite 500 Atlanta, GA 30309 Attention: Managing Director
(5)	Address for Delivery of Notes:
(a) Send physical security by nationwide overnight delivery service to:

JPMorgan Chase Bank
4 New York Plaza
Ground Floor Receive Window
New York, NY 10004
Please include in the cover letter accompanying
the Notes a reference to the Purchaser’s account
number (United of Omaha Life Insurance Company;
Account Number: G09588).
(b) Send copy by nationwide overnight delivery
service to:

Prudential Capital Group Gateway Center 4 100 Mulberry, 7th Floor Newark, NJ 07102 Attention: Trade Management, Manager Telephone: (973) 367-3141
(6)	Tax Identification No.: 47-0322111 Signature Block:

UNITED OF OMAHA LIFE INSURANCE
COMPANY
By: Prudential Private Placement Investors, L.P.
(as Investment Advisor)
By: Prudential Private Placement Investors, Inc.
(as its General Partner)
By:
Vice President

		7.38% Series A Notes due 12/31/2013	6.14% Series B Notes due 12/31/2017	6.17% Series C Notes due 12/31/2017

	UNIVERSAL PRUDENTIAL ARIZONA REINSURANCE COMPANY	-0-	-0-	$5,250,000.00
(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
JPMorgan Chase Bank New York, NY ABA No.: 021-000-021
Account No.: P86393 (please do not include spaces) Account Name: UPARC PLAZ Trust 2 — Privates

Each such wire transfer shall set forth the name
of the Company, a reference to “[description of
Notes, PPN Number”, and the due date and
application (as among principal, interest and
Yield-Maintenance Amount) of the payment being
made.

(2)	Address for all notices relating to payments:

Universal Prudential Arizona Reinsurance Company
c/o The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102-4077

Attention: Manager, Billings and Collections
(3)	Address for all other communications and notices:
Universal Prudential Arizona Reinsurance Company c/o Prudential Capital Group 1170 Peachtree Street, Suite 500 Atlanta, GA 30309
Attention: Managing Director
(4)	Recipient of telephonic prepayment notices:
Manager, Trade Management Group
Telephone: (973) 367-3141
Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:
Send physical security by nationwide overnight delivery service to:
Prudential Capital Group 1170 Peachtree Street, Suite 500 Atlanta, GA 30309 Attention: Michael R. Fierro, Esq. Telephone: (404) 870-3753
(6)	Tax Identification No.: 41-2214052

Signature Block:

UNIVERSAL PRUDENTIAL ARIZONA

REINSURANCE COMPANY

By: Prudential Investment Management, Inc.,

As investment manager

By:
Vice President

		7.38% Series A	6.14% Series B	6.17% Series C
		Notes due	Notes due	Notes due
		12/31/2013	12/31/2017	12/31/2017
	ZURICH AMERICAN INSURANCE COMPANY	-0-	-0-	$4,600,000.00
Notes/Certificates to be registered in the name of:
Hare & Co.
(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Hare & Co. c/o The Bank of New York ABA No.: 021-000-018 BNF: IOC566 Attn: William Cashman Ref: ZAIC Private Placements #399141

Each such wire transfer shall set forth the name
of the Company, a reference to “[description of
Notes], PPN Number” and the due date and
application (as among principal, interest and
Yield-Maintenance Amount) of the payment being
made.

(2)	All notices of payments and written confirmations of such wire transfers:
Zurich North America Attn: Treasury T1-19 1400 American Lane Schaumburg, IL 60196-1056 Contact: Mary Fran Callahan, Vice President-Treasurer Telephone: (847) 605-6447 Facsimile: (847) 605-7895 E-mail:
(3)	Address for all other communications and notices:
Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 1170 Peachtree Street, Suite 500 Atlanta, GA 30309 Attention: Managing Director

(4)	Address for Delivery of Notes:
(a) Send physical security by nationwide overnight delivery service to:

Bank of New York
Window A
One Wall Street, 3rd Floor
New York, NY 10286
Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (Zurich American Insurance Co.-Private
Placements; Account Number: 399141).
(b) Send copy by nationwide overnight delivery service to:

Prudential Capital Group Gateway Center 4 100 Mulberry, 7th Floor Newark, NJ 07102 Attention: Trade Management, Manager Telephone: (973) 367-3141

(5)	Tax Identification No.: 13-6062916 Signature Block:
ZURICH AMERICAN INSURANCE COMPANY By: Prudential Private Placement Investors, L.P. (as Investment Advisor) By: Prudential Private Placement Investors, Inc. (as its General Partner) By: Vice President

		7.38% Series A	6.14% Series B	6.17% Series C
		Notes due	Notes due	Notes due
		12/31/2013	12/31/2017	12/31/2017
	RELIASTAR LIFE INSURANCE COMPANY	$15,000,000.00	-0-	-0-
(1)	All principal, interest and Yield-Maintenance Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
The Bank of New York ABA No.: 021-000-018 BNF: IOC566/INST’L CUSTODY
Reference: ReliaStar Life Insurance Company; Account No. 187035

Each such wire transfer shall set forth the name
of the Company, a reference to “[description of
Notes, PPN Number” and the due date and
application (as among principal, interest and
Yield-Maintenance Amount) of the payment being
made.

(2)	All payments, other than principal, interest or Yield-Maintenance Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
The Bank of New York ABA No.: 021-000-018 BNF: IOC565/INST’L CUSTODY
Reference: ReliaStar Life Insurance Company; Account No. 187035
Each such wire transfer shall set forth the name of the Company, a reference to “description of Notes, PPN Number” and the due date and application (e.g., type of fee) of the payment being made.
(3)	Address for all notices relating to payments:
ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, GA 30327-4349 Attention: Securities Accounting Facsimile: (770) 690-4886

(4)	Address for all other communications and notices:
Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 1170 Peachtree Street, Suite 500 Atlanta, GA 30309 Attention: Managing Director
(5)	Recipient of telephonic prepayment notices:
Manager, Trade Management Group Telephone: (973) 802-8107 Facsimile: (888) 889-3832
(6)	Address for Delivery of Notes:
(a) Send physical security by nationwide overnight delivery service to:

Bank of New York
1 Wall Street
3rd Floor, Free Received Dept.
New York, NY 10286
Attention: Jerrick Smallwood
Telephone: (212) 635-7922
Facsimile: (212) 635-8844
Please include in the cover letter accompanying
the Notes a reference to the Purchaser’s account
number Account Number:

Reliastar Life Insurance Company; Account Number: 187035 (b) Send copy by nationwide overnight delivery service to:
Prudential Capital Group Gateway Center 4 100 Mulberry, 7th Floor Newark, NJ 07102 Attention: Trade Management, Manager Telephone: (973) 367-3141
(7)	Tax Identification No.: 41-0451140

Signature Block:

RELIASTAR LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc. (as its General Partner)
By: Vice President

		7.38% Series A	6.14% Series B	6.17% Series C
		Notes due	Notes due	Notes due
		12/31/2013	12/31/2017	12/31/2017
	SECURITY LIFE OF DENVER INSURANCE COMPANY	$10,000,000.00	-0-	-0-
(1)	All principal, interest and Yield-Maintenance Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
The Bank of New York ABA No.: 021-000-018 BNF: IOC566 Attention: P&I Department
Reference: Security Life of Denver Insurance Company; Account No. 178157

Each such wire transfer shall set forth the name
of the Company, a reference to “[description of
Notes], PPN Number” and the due date and
application (as among principal, interest and
Yield-Maintenance Amount) of the payment being
made.

(2)	All payments, other than principal, interest or Yield-Maintenance Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
The Bank of New York ABA No.: 021-000-018 BNF: IOC565/INST’L CUSTODY
Reference: Security Life of Denver Insurance Company; Account No. 178157
Each such wire transfer shall set forth the name of the Company, a reference to “[description of Notes, PPN Number” and the due date and application (e.g., type of fee) of the payment being made.
(3)	Address for all notices relating to payments:
ING Investment Management LLC 5780 Powers Ferry Road, NW, Suite 300 Atlanta, GA 30327-4349 Attention: Securities Accounting Facsimile: (770) 690-4886
(4)	Address for all other communications and notices:
Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 1170 Peachtree Street, Suite 500 Atlanta, GA 30309 Attention: Managing Director
(5)	Recipient of telephonic prepayment notices:
Manager, Trade Management Group Telephone: (973) 802-8107 Facsimile: (888) 889-3832
(6)	Address for Delivery of Notes:
(a) Send physical security by nationwide overnight delivery service to:

Bank of New York
1 Wall Street
3rd Floor, Free Received Dept.
New York, NY 10286
Attention: Jerrick Smallwood
Telephone: (212) 635-7922
Facsimile: (212) 635-8844
Please include in the cover letter accompanying
the Notes a reference to the Purchasers account
number Account Number: Security Life of Denver
Insurance Company; Account Number: 178157
(b) Send copy by nationwide overnight delivery
service to:

Prudential Capital Group Gateway Center 4 100 Mulberry, 7th Floor Newark, NJ 07102 Attention: Trade Management, Manager Telephone: (973) 367-3141
(7)	Tax Identification No.: 84-0499703

Signature Block:

SECURITY LIFE OF DENVER INSURANCE

COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc. (as its General Partner)
By: Vice President

SCHEDULE 5N

MORTGAGED PROPERTIES

Owner	Address	City	State	Zip

Saia Motor Freight Line, LLC	2765 Anvil Block Rd.	Ellenwood	GA	30294

Saia Motor Freight Line, LLC	1002 West Oakdale	Grand Prairie	TX	75050

Saia Motor Freight Line, LLC	9051 Railwood Drive	Houston	TX	77078

Saia Motor Freight Line, LLC	4356 Singleton Blvd	Dallas	TX	75212

Saia Motor Freight Line, LLC	3400 Millbranch Rd.	Memphis	TN	38116

Saia Motor Freight Line, LLC	1625 Corporate Place	La Vergne	TN	37086

Saia Motor Freight Line, LLC	1101 West Craighead	Charlotte	NC	28206

Saia Motor Freight Line, LLC	3301 Andover Street	Jefferson	LA	70121

Saia Motor Freight Line, LLC	9860 Emporia Street	Denver	CO	80640

Saia Motor Freight Line, LLC	14731 Santa Ana Ave	Fontana	CA	92335

Saia Motor Freight Line, LLC	10501 Bush Drive North	Jacksonville	FL	32218

Saia Motor Freight Line, LLC	11405 N. W. 36Th Ave	Miami	FL	33167

SCHEDULE 6B

EXISTING LIENS

UCC-1 Financing Statement filed in Acadia Parish, Louisiana (File No. 01-070539) on April 3, 2007
against Saia Motor Freight Line, LLC (formerly Saia Motor Freight Line, Inc.) for precautionary purposes in connection with an equipment leasing transaction for twenty copiers.SCHEDULE
6C

(Existing Debt)

6C(vi) – Six leases for copiers characterized as capital leases for approximately $100,000.00.

EXHIBIT A-1

[FORM OF SERIES A NOTE]

SAIA, INC., f/k/a SCS Transportation, Inc.

7.38% SENIOR NOTE, SERIES A, DUE DECEMBER 31, 2013

No. RA- PPN:81111TA*3
ORIGINAL PRINCIPAL AMOUNT: $[      ]
ORIGINAL ISSUE DATE: September 30, 2002
INTEREST RATE: 7.38%

INTEREST PAYMENT DATES: March 31, June 30, September 30 and December 31 of each year commencing December 31, 2002

FINAL MATURITY DATE: December 31, 2013
PRINCIPAL INSTALLMENT DATES AND AMOUNTS: See Schedule I attached hereto.

FOR VALUE RECEIVED, the undersigned, SAIA, INC. f/k/a SCS Transportation, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to , or registered assigns, the principal sum of DOLLARS, payable in installments on the Principal Installment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 360-day year—30-day month) (a) on the unpaid balance thereof from the date hereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on the occurrence and during the continuance of an Event of Default, at the Default Rate with respect to any outstanding principal hereof, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand). Additional interest hereon may also be required pursuant to paragraph 2B of the Agreement (as defined below).

Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to a Master Shelf Agreement, dated as of September 20, 2002, as amended and restated by a Amended and Restated Master Shelf Agreement, dated as of June 26, 2009 (as amended or modified from time to time, the “Agreement”), among the Company, Prudential Investment Management, Inc. and the Purchasers party thereto from time to time, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part on the terms specified in the Agreement. Capitalized terms used and not otherwise defined herein have the meanings specified in the Agreement.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (to the extent set forth in the Agreement), protest and diligence in collecting.

Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys’ fees and expenses (including those incurred in connection with any appeal).

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE.

SAIA, INC., f/k/a

SCS TRANSPORTATION, INC.

By:
Title:

EXHIBIT A-2

[FORM OF SERIES B NOTE]

SAIA, INC., f/k/a SCS Transportation, Inc.

6.14 % SENIOR NOTE, SERIES B, DUE DECEMBER 31, 2017

No. RB-[      ] PPN: 78709Y A*6
ORIGINAL PRINCIPAL AMOUNT: [      ]
ORIGINAL ISSUE DATE: November 30, 2007
INTEREST RATE: 6.14%
INTEREST PAYMENT DATES: June 30 and December 31 of each year commencing

June 30, 2008

FINAL MATURITY DATE: December 31, 2017

PRINCIPAL INSTALLMENT DATES AND AMOUNTS: $[ ] on June 30 and December 31 of each year commencing June 30, 2011

FOR VALUE RECEIVED, the undersigned, SAIA, INC. f/k/a SCS Transportation, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to       , or registered assigns, the principal sum of        DOLLARS ($     ), payable in installments on the Principal Installment Dates and in the amounts specified above, with interest (computed on the basis of a 360-day year—30-day month) (a) on the unpaid balance thereof from the date hereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on the occurrence and during the continuance of an Event of Default, at the Default Rate with respect to any outstanding principal hereof, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand). Additional interest hereon may also be required pursuant to paragraph 2B of the Agreement (as defined below).

Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to a Master Shelf Agreement, dated as of September 20, 2002, as amended and restated by a Amended and Restated Master Shelf Agreement, dated as of June 26, 2009 (as amended or modified from time to time, the “Agreement”), among the Company, Prudential Investment Management, Inc. and the Purchasers party thereto from time to time, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part on the terms specified in the Agreement. Capitalized terms used and not otherwise defined herein have the meanings specified in the Agreement.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (to the extent set forth in the Agreement), protest and diligence in collecting.

Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys’ fees and expenses (including those incurred in connection with any appeal).

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE.

SAIA, INC., f/k/a

SCS TRANSPORTATION, INC.

By:
Title:

EXHIBIT A-3

[FORM OF SERIES C NOTE]

SAIA, INC., f/k/a SCS Transportation, Inc.

6.17% SENIOR NOTE, SERIES C, DUE DECEMBER 31, 2017

No. RC-[      ] PPN: 78709Y A@4
ORIGINAL PRINCIPAL AMOUNT: [      ]
ORIGINAL ISSUE DATE: January 31, 2008
INTEREST RATE: 6.17%
INTEREST PAYMENT DATES: June 30 and December 31 of each year commencing

June 30, 2008

FINAL MATURITY DATE: December 31, 2017

PRINCIPAL INSTALLMENT DATES AND AMOUNTS: $[ ] due on June 30 and December 31 of each year commencing June 30, 2011

FOR VALUE RECEIVED, the undersigned, SAIA, INC. f/k/a SCS Transportation, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to       , or registered assigns, the principal sum of        DOLLARS ($     ), payable in installments on the Principal Installment Dates and in the amounts specified above, with interest (computed on the basis of a 360-day year—30-day month) (a) on the unpaid balance thereof from the date hereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on the occurrence and during the continuance of an Event of Default, at the Default Rate with respect to any outstanding principal hereof, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand). Additional interest hereon may also be required pursuant to paragraph 2B of the Agreement (as defined below).

Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (the “Notes”) issued pursuant to a Master Shelf Agreement, dated as of September 20, 2002, as amended and restated by a Amended and Restated Master Shelf Agreement, dated as of June 26, 2009 (as amended or modified from time to time, the “Agreement”), among the Company, Prudential Investment Management, Inc. and the Purchasers party thereto from time to time, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part on the terms specified in the Agreement. Capitalized terms used and not otherwise defined herein have the meanings specified in the Agreement.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (to the extent set forth in the Agreement), protest and diligence in collecting.

Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys’ fees and expenses (including those incurred in connection with any appeal).

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE.

SAIA, INC., f/k/a

SCS TRANSPORTATION, INC.

By:

Title:EXHIBIT B

(Form of Officer’s Certificate)

OFFICER’S CERTIFICATE

This Officer’s Certificate is delivered pursuant to Paragraph 5A(iii) of the Amended and Restated Master Shelf Agreement dated as of June   , 2009 (as amended, extended, restated, modified or supplemented from time to time, the “Note Agreement”), among SAIA, INC., a Delaware corporation (the “Company”), Prudential Investment Management, Inc. (“Prudential”), The Prudential Insurance Company of America (“PICA”), Pruco Life Insurance Company (“Pruco”), Reliastar Life Insurance Company (“Reliastar”), Security Life Of Denver Insurance Company (formerly Southland Life Insurance Company) (“Security”), Pruco Life Insurance Company Of New Jersey (“Pruco Life”), Prudential Retirement Insurance And Annuity Company (“PRIAC”), United Of Omaha Life Insurance Company (“Omaha”), Universal Prudential Arizona Reinsurance Company (“Arizona”) and Zurich American Insurance Company (“Zurich”, and together with Prudential, PICA, Pruco, Reliastar, Security, Pruco Life, PRIAC, Omaha, Arizona and Zurich, the “Purchasers”). Unless the context otherwise requires, capitalized terms used in this Certificate or in any of the attachments hereto and not otherwise defined have the respective meanings assigned to them in the Note Agreement.

As used in this Certificate (including the Schedules attached hereto), the term “Current Quarterly Calculation Date” means the last day of the fiscal quarter ending       , 20      , and the term “Calculation Period” means the four fiscal quarters of the Company ending on the Current Quarterly Calculation Date.

The undersigned hereby certifies, represents and warrants as follows:

1. The undersigned is an Authorized Officer of the Company and as such he or she is authorized to execute and deliver this Officer’s Certificate on behalf of the Company.

2. The undersigned has reviewed the activities of the Company with a view to determining whether the Company has fulfilled its obligations under the Note Documents.

3. Except as set forth on Schedule I attached hereto, to the best knowledge of the undersigned, after due inquiry:

(a) the Company has complied with and is in compliance with all of the terms and provisions of the Note Documents;

(b) all representations and warranties made by the Company in the Note Agreement are true and correct in all material respects as of the date hereof (other than representations and warranties which refer solely to an earlier specified date); and

(c) no Default or Event of Default has occurred and is continuing under the Note Agreement.

4. As of the Current Quarterly Calculation Date, the Company was in compliance with the financial covenants set forth in paragraphs 6A(1), 6A(2), 6A(3), 6A(4), 6A(5), 6B(v) and 6G of the Note Agreement, as demonstrated by the computations set forth in Schedule II attached hereto.

IN WITNESS WHEREOF, I have executed this Officer’s Certificate this        day of       , 200      , in my capacity as an Authorized Officer of the Company.

Name:
Title:

SCHEDULE I

To Officer’s Certificate
(Disclosure of Defaults and Non-Compliance)

A. Nature of Default or Event of Default or terms of Note Documents that have not been complied with in all material respects:

B. Steps being taken to correct such Default or Event of Default or noncompliance:

SCHEDULE II

To Officer’s Certificate
(Compliance with Financial Covenants)

I. Adjusted EBITDAR for Calculation Period

A. Calculation of EBITDAR for Calculation Period

	Net Income for Calculation Period	$

Plus	Federal, state and other income tax		+

Plus	Interest Expense		+

Plus	Depreciation and amortization		+

Plus	Rental Expense		+

Plus	Losses resulting from the sale, conversion or other disposition		+
of capital assets

Plus	Losses from the acquisition of securities or the retirement or		+
extinguishment of Indebtedness

Plus	Losses during Calculation Period from any discontinued operations		+
or the disposition thereof, from any extraordinary items or from any prior period adjustments

Minus	Gains resulting from the sale, conversion or other disposition of		—
capital assets

Minus	Gains resulting from the write-up of assets		—

Minus	Earnings of any acquired Person for any period prior to the date		—
of Acquisition

Minus	Deferred credit representing excess of equity in any acquired		—
Subsidiary at the date of Acquisition over the cost of the investment in such Subsidiary

Minus	Gains from the acquisition of securities or the retirement or		—
extinguishment of Indebtedness

Minus	Gains on collections from the proceeds of insurance policies or		—
settlements

Minus	Restoration to income of any Contingency Reserve (except to the		—
extent that provision for such reserve was made out of income accrued during the Calculation Period)

Minus	Gains during Calculation Period from any discontinued operations		—
or the disposition thereof, from any extraordinary items or from any prior period adjustments

Minus	Any interest in the undistributed earnings (but not losses) of		—
any Person which is not a Subsidiary of the Company, which in the aggregate will be deducted only to the extent they are positive, adjusted for minority interests in Subsidiaries

	EBITDAR	$

B. Adjustments to EBITDAR permitted by the Required Holders

i. Pro forma additions related to Permitted Acquisitions	$

ii. Non-recurring charges and/or extraordinary items proposed by Company		+
to be included in EBITDAR

Total Adjustments to EBITDAR (i. + ii.)	$

C.	Adjusted EBITDAR (A + B) $
II.	Calculation of Excess Cash on Hand at Current Quarterly Calculation Date

[Note: Complete this Part II during Adjusted Covenant Periods only.]

Total unencumbered cash and cash equivalents

at Current Quarterly Calculation Date $

Minus: $5,000,000 — 5,000,000

Minus: Total principal balance of all outstanding loans under the Credit Agreement	-

Excess Cash on Hand $

III. Fixed Charge Coverage Ratio (Paragraph 6A(1))

A. Calculation of Net Cash Flow for Calculation Period:

i. Adjusted EBITDAR for Calculation Period (see Part I above)		$

MINUS

ii. Sum of:

a. Rental Expense for Calculation Period	$

b. Cash taxes for Calculation Period	+

c. Maintenance Capital Expenditures for Calculation Period	+

d. Distributions for Calculation Period (approval of Required Holders required)	+

e. Treasury stock purchases (to the extent permitted by Paragraph 6N) during Calculation Period	+

(a + b +c + d + e)		—

Net Cash Flow (i. minus ii.)

B. Calculation of Total Debt Service for Calculation Period:

i. Interest Expense for Calculation Period	$

ii. Scheduled principal payments on long-term debt for Calculation Period		+

iii. Capital Lease payments during Calculation Period		+

Total Debt Service (i. + ii. + iii.)	$

C. Fixed Charge Coverage Ratio (A divided by B)        to 1.00

D. Minimum required Fixed Charge Coverage Ratio

	During Adjusted Covenant Period After Adjusted Covenant Period	1.05 to 1.00 1.10 to 1.00
E.	Compliance?Yes—No—
IV.	Leverage Ratio (Paragraph 6A(2))

A. Calculation of Numerator:

i. Consolidated Indebtedness as of Current	XXXXXXX	$
Quarterly Calculation Date

ii. Rental Expense for Calculation Period	$	XXXXXXX
multiplied by six (6)

	Times 6 Equals		+

Total Indebtedness (i. + ii.)	XXXXXXX	$

Minus: Excess Cash on Hand (Adjusted Covenant	XXXXXXX		—
Period only)

Numerator	XXXXXXX	$

B. Adjusted EBITDAR for Calculation Period (see Part I above) $

C. Leverage Ratio (A divided by B)        to 1.00

D. Maximum Permitted Leverage Ratio

At each of June 30, 2009, September 30, 2009,
	December 31, 2009, and March 31, 2010			4.25 to 1.00
	At June 30, 2010, and September 30, 2010			4.00 to 1.00
	At December 31, 2010			3.75 to 1.00
	At March 31, 2011 and thereafter			3.25 to 1.00
E.	Compliance?	Yes—	No—

V. Adjusted Leverage Ratio (Paragraph 6A(3))

A. Calculation of “Net Indebtedness” as of Current Quarterly Calculation Date

i. Consolidated Indebtedness as of Current	XXXXXXX	$
Quarterly Calculation Date

ii. Rental Expense for Calculation Period	$	XXXXXXX
multiplied by six (6)

	Times 6 Equals		+

iii. Aggregate face amount of all letters of	XXXXXXX		+
credit issued and outstanding under the Credit Agreement

iv. Excess Cash on Hand (Adjusted Covenant	XXXXXXX		—
Period only) (see Part II above)

Numerator (i. + ii. + iii. — iv.)	XXXXXXX	$

B. Adjusted EBITDAR for Calculation Period (see Part I above) $

C. Adjusted Leverage Ratio (A divided by B)        to 1.00

D. Maximum Permitted Adjusted Leverage Ratio

	At each of June 30, 2009, September 30, 2009, December 31, 2009, and March 31, 2010	4.75 to 1.00
	At June 30, 2010, and September 30, 2010	4.50 to 1.00
	At December 31, 2010	4.25 to 1.00
	At March 31, 2011 and thereafter	3.75 to 1.00
E.	Compliance?Yes—No—
VI.	Tangible Net Worth (Paragraph 6A(4))

A. Tangible Net Worth at Current Quarterly Calculation Date $

B. Calculation of Minimum Required Tangible Net Worth

$145,000,000

Plus	75% of positive Net Income from Continuing Operations in each fiscal quarter commencing with the fiscal quarter ended June 30, 2009	+

Plus	75% of the Net Proceeds from the issuance and sale by the Company of any Equity Interests after the Effective Date	+

Minus	Losses from Discontinued Operations commencing with the fiscal quarter ending June 30, 2009	—

Minimum Required Tangible Net Worth

C.	Compliance?Yes—No—
VII.	Asset Coverage Ratio (Paragraph 6A(5))

[Note: This calculation is only required to be made as of September 30, 2009.
Leave this Part VI blank for Current Quarterly Calculation Dates subsequent to September 30, 2009.]

A. Total accounts of the Company and its Subsidiaries $

Plus: Net book value of Consolidated fixed assets +

Total: $

B. Total principal balance of all Indebtedness

(including Loans outstanding under Credit Agreement

and the Notes) $

Plus: Aggregate face amount of all letters of credit issued

and outstanding under the Credit Agreement +

Minus:	Excess Cash on Hand (Adjusted Covenant Period only) (see Part II above)

Total: $

C. Asset Coverage Ratio (A divided by B)        to 1.00

D.	Minimum required Asset Coverage Ratio		2.00 to 1.00
E.	Compliance?Yes—	No—
VIII.	Liens (Paragraph 6B(iv))

A. Any attachment or judgment Lien permitted by Paragraph 6B(v) is (i) not in excess of $3,500,000 and (ii) securing a judgment which shall, within sixty (60) days after the entry thereof, have been discharged or execution thereof stayed pending appeal

B.	Compliance?Yes—No—
IX.	Transfer of Properties (Paragraph 6G)

A. The Company is in compliance with Paragraph 6G of the Note Agreement?

Yes____ No________EXHIBIT C

(Form of Guaranty Agreement)

Please see attached.

EXHIBIT D

(Form of Security Agreement)

Please see attached.